Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

SECOND QUARTER ENDED JUNE 30, 2025

An Innovative Class of Medicines:

CAR T-CELL THERAPIES

CAR T-cell therapies like FDA-approved Breyanzi – which was developed by Alexandria tenant Juno Therapeutics, Inc., a Bristol Myers Squibb company – train a patient's own immune cells to fight cancer.

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

CAMPUS POINT BY ALEXANDRIA MEGACAMPUS
UNIVERSITY TOWN CENTER, SAN DIEGO

JUST ANNOUNCED
ALEXANDRIA EXECUTES LARGEST LIFE SCIENCE LEASE IN COMPANY
HISTORY WITH A LONG-STANDING MULTINATIONAL PHARMACEUTICAL TENANT
IN JULY FOR A 466,598 RSF BUILD-TO-SUIT RESEARCH HUB AT OUR CAMPUS
POINT BY ALEXANDRIA MEGACAMPUS™ IN SAN DIEGO

HIGHLIGHTS
•	16-year lease term with a credit tenant

•	Underscores uniquely targeted demand for our leading life science destination in San Diego

•	R&D hub embedded in an amenity-rich Megacampus ecosystem that enables tenants to recruit and retain top talent

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

Table of Contents
June 30, 2025

COMPANY HIGHLIGHTS	Page
Mission and Cluster Model .....................................................................	iii

EARNINGS PRESS RELEASE	Page		Page
Second Quarter Ended June 30, 2025 Financial and Operating Results ...................................................................................................	1	Consolidated Statements of Operations ..........................................	8
Guidance ...................................................................................................	5	Consolidated Balance Sheets ............................................................	9
Dispositions and Sales of Partial Interests ..........................................	6	Funds From Operations and Funds From Operations per Share	10
Earnings Call Information and About the Company ...........................	7

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile .......................................................................................	13	External Growth / Investments in Real Estate
Investor Information .................................................................................	14	Investments in Real Estate ................................................................	32
Financial and Asset Base Highlights .....................................................	15	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base .................................................	17	Recent Deliveries ...........................................................................	34
Internal Growth		Current Projects ..............................................................................	35
Key Operating Metrics .............................................................................	20	Summary of Pipeline ......................................................................	39
Same Property Performance ..................................................................	21	Construction Spending ........................................................................	44
Leasing Activity .........................................................................................	22	Capitalization of Interest .....................................................................	45
Contractual Lease Expirations ...............................................................	23	Joint Venture Financial Information ...................................................	50
Top 20 Tenants .........................................................................................	24	Balance Sheet Management
Summary of Properties and Occupancy ..............................................	25	Investments ..........................................................................................	52
Property Listing ........................................................................................	26	Balance Sheet ......................................................................................	53
		Key Credit Metrics ...............................................................................	54
		Summary of Debt .................................................................................	55
		Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	60

CONFERENCE CALL INFORMATION:
Tuesday, July 22, 2025 2:00 p.m. Eastern Time 11:00 a.m. Pacific Time

(833) 366-1125 or (412) 902-6738
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	iii

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to some of the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

THAT'S WHAT'S IN
OUR DNA®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	iv

> Widen the moat, build enduring competitive advantage, delight your customers, and relentlessly fight costs.
>
> WARREN BUFFETT

ALEXANDRIA’S MEGACAMPUS™ PLATFORM
75% OF OUR ANNUAL RENTAL REVENUE

As of June 30, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

LARGEST, HIGHEST-QUALITY ASSET BASE CLUSTERED IN THE BEST LOCATIONS

SECTOR-LEADING CLIENT BASE OF ~750 TENANTS

HIGH-QUALITY CASH FLOWS

PROVEN UNDERWRITING

FORTRESS BALANCE SHEET

LONG-TENURED, HIGHLY EXPERIENCED MANAGEMENT TEAM
LIFE SCIENCE REAL ESTATE
WE INVENTED IT.
WE DOMINATE IT.
THE MOST TRUSTED BRAND IN
LIFE SCIENCE REAL ESTATE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	v

CAMPUS POINT BY ALEXANDRIA MEGACAMPUS |
UNIVERSITY TOWN CENTER, SAN DIEGO

ALEXANDRIA’S MEGACAMPUS™ PLATFORM DRIVES
SUPERIOR OPERATING RESULTS

ALEXANDRIA’S MEGACAMPUS PLATFORM

75% of Annual Rental Revenue

ALEXANDRIA’S MEGACAMPUS OCCUPANCY OUTPERFORMS THE MARKET(1)

17% Occupancy Outperformance

91% Megacampus	74% Market

  As of June 30, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the occupancy at Alexandria’s Megacampus ecosystems within the Greater Boston, San Francisco Bay Area, and San Diego markets as of June 30, 2025, compared to the average market occupancy for these markets per the
Q1 2025 U.S. Life Sciences Report published by CBRE Research.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	vi

INNOVATION IS THE DRIVING FORCE BEHIND THE LIFE SCIENCE INDUSTRY'S GROWTH AND REPRESENTS AN IMMENSE OPPORTUNITY FOR THE FUTURE

CRITICAL FOR NATIONAL HEALTH AND SECURITY

Innovation in life science is critical for maintaining a stronger, safer, and healthier country, as well as for America's global life science leadership and future economic growth.

ADDRESSES MASSIVE UNMET MEDICAL NEED

With more than 10,000 diseases, over 90% of which still have NO approved treatments,[1] significant innovation in life science will remain imperative.

DELIVERS RELENTLESS INNOVATION

The life science industry is fueled by new discoveries coming out of academia, biotech, and pharma. The U.S. has the best substrate in the world to continue to drive the research, development, and commercialization of new medicines well into the future.

(1)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	vii

THE LIFE SCIENCE INDUSTRY HAS MADE SIGNIFICANT PROGRESS EXTENDING AND SAVING MILLIONS OF LIVES; **HOWEVER, THERE IS IMMENSE OPPORTUNITY TO SOLVE THE MORE THAN 10,000 DISEASES, OF WHICH OVER 90% CURRENTLY HAVE NO TREATMENTS**[1]

Key Disease Areas of Significant Unmet Need in the United States

CHRONIC DISEASE

129M

Adults Suffering from One or More Chronic Diseases[2]

HEART DISEASE

1 in 5

Deaths Due to Heart Disease, the Leading Cause of Death[3]

CANCER

40%

Of Individuals Will Be Diagnosed With Cancer During Their Lifetime[4]

ALZHEIMER'S DISEASE

7.2M

Adults Over 65 Living With Alzheimer's Disease[5]

(1)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.
(2)Source: PhRMA, “Medicines in Development for Chronic Diseases: 2024 Report.”
(3)Source: Centers for Disease Control and Prevention, “Heart Disease Facts,” October 24, 2024. Represents the latest published data, which reflects U.S. estimate for 2022.
(4)Source: National Cancer Institute, “Cancer Statistics,” updated May 7, 2025. Represents the latest published data, which reflects 2018–2021 data, not including 2020 due to COVID.
(5)Source: Alzheimer’s Association, “2025 Alzheimer’s Disease Facts and Figures.” Represents the latest published data, which reflects the U.S. estimate for 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	viii

BIOTECH INNOVATION IS DIRECTLY RESPONSIBLE FOR OVER **60% OF TOP 20 PHARMA REVENUE**

62%

of Top 20 Pharma Revenue Is From M&A and Partnerships With Biotech(1)

NOTABLE APPROVALS BY ALEXANDRIA TENANTS

Intra-Cellular Therapies

Johnson&Johnson

CAPLYTA

First-in-class medicine used to treat schizophrenia and bipolar depression

---

aurora BIOSCIENCE

VERTEX

kalydeco

First approved therapy for patients with cystic fibrosis

JUNO THERAPEUTICS

Bristol Myers Squibb™

Breyanzi

Transformative cell therapy for multiple forms of B-cell lymphomas

(1)Source: Evaluate Pharma, May 27, 2025. Represents percentage of top 20 biopharma product sales generated from M&A and partnerships in 2024. M&A includes company and product acquisitions. Partnerships include products sourced by a company through in-licensing deals.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	ix
ALEXANDRIA’S HISTORICALLY CONSISTENT AND SOLID DIVIDENDS

2Q25
7.3%	Dividend Yield

57%	Dividend Payout Ratio

2021–2025
$2.3B	Net Cash Provided by Operating Activities After Dividends

$4.48
$4.72
$4.96
$5.19
$5.28
2021
2022
2023
2024
2025

ANNUAL COMMON STOCK DIVIDEND PER SHARE
(1)
(2)
(3)
(1)Dividend yield is calculated as the dividend declared for the three months ended June 30, 2025 of $1.32 per common share annualized divided by the closing price of our common stock on June 30, 2025 of $72.63.
(2)Represents the aggregate sum for the years ended December 31, 2021 through 2024 and the midpoint of our 2025 guidance range. Refer to “Guidance” in the Earnings Press Release for additional details.
(3)Represents the common stock dividend declared of $1.32 per share for the three months ended June 30, 2025 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	1
Alexandria Real Estate Equities, Inc. Reports:
2Q25 and 1H25 Net Loss per Share – Diluted of $(0.64) and $(0.71), respectively; and
2Q25 and 1H25 FFO per Share – Diluted, as Adjusted, of $2.33 and $4.63, respectively
PASADENA, Calif. – July 21, 2025 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the second quarter ended June 30, 2025.

Key highlights

Operating results	2Q25	2Q24	1H25	1H24
Total revenues:
In millions	$762.0	$766.7	$1,520.2	$1,535.8
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In millions	$(109.6)	$42.9	$(121.2)	$209.8
Per share	$(0.64)	$0.25	$(0.71)	$1.22
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$396.4	$405.5	$788.4	$809.4
Per share	$2.33	$2.36	$4.63	$4.71
A sector-leading REIT with a high-quality, diverse tenant base and strong margins

(As of June 30, 2025, unless stated otherwise)
Occupancy of operating properties in North America	90.8%	(1)
Percentage of annual rental revenue in effect from Megacampus™ platform	75%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	53%
Operating margin	71%
Adjusted EBITDA margin	71%
Percentage of leases containing annual rent escalations	97%

Weighted-average remaining lease term:
Top 20 tenants	9.4	years
All tenants	7.4	years

Sustained strength in tenant collections:
July 2025 tenant rents and receivables collected as of July 21, 2025	99.4%
2Q25 tenant rents and receivables collected as of July 21, 2025	99.9%
(1)Reflects temporary vacancies aggregating 668,795 RSF, or 1.7%, which are now leased and expected to be occupied upon completion of building and/or tenant improvements. The weighted-average expected delivery date is January 2, 2026.
Strong and flexible balance sheet with significant liquidity; top 10% credit rating ranking among all publicly traded U.S. REITs
•Net debt and preferred stock to Adjusted EBITDA of 5.9x and fixed-charge coverage ratio of
4.1x for 2Q25 annualized, with 4Q25 annualized targets of ≤5.2x and 4.0x to 4.5x, respectively.
•Significant liquidity of $4.6 billion.
•Only 9% of our total debt matures through 2027.
•12.0 years weighted-average remaining term of debt, longest among S&P 500 REITs.
•Since 2021, our quarter-end fixed-rate debt averaged 97.2%.
•Total debt and preferred stock to gross assets of 30%.
•$297.3 million of capital contribution commitments from existing real estate joint venture partners to fund construction from 3Q25 through 2027 and beyond, including $116.7 million from 3Q25 to 4Q25.
Leasing volume and rental rate increases
•Leasing volume of 769,815 RSF during 2Q25.
•In July 2025, we executed the largest life science lease in company history with a long-
standing multinational pharmaceutical tenant for a 16-year expansion build-to-suit lease, aggregating 466,598 RSF, located on the Campus Point by Alexandria Megacampus in our
University Town Center submarket. If this were included in the leasing volume for 2Q25, the total leased RSF would have increased to 1.2 million RSF for 2Q25 from 769,815 RSF. Refer to “Subsequent events” in the Earnings Press Release for additional details.
•Rental rate increases on lease renewals and re-leasing of space of 5.5% and 6.1% (cash basis) for 2Q25 and 13.2% and 6.9% (cash basis) for 1H25.
•84% of our leasing activity during the last twelve months was generated from our existing tenant base.

	2Q25	1H25
Total leasing activity – RSF	769,815	1,800,368
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	483,409	1,367,817
Rental rate increase	5.5%	13.2%
Rental rate increase (cash basis)	6.1%	6.9%
Leasing of development and redevelopment space – RSF	131,768	138,198

Dividend strategy to share net cash flows from operating activities with stockholders while retaining a significant portion for reinvestment
•Common stock dividend declared for 2Q25 of $1.32 per share aggregating $5.26 per common share for the twelve months ended June 30, 2025, up 18 cents, or 3.5%, over the twelve months ended June 30, 2024.
•By maintaining our recent dividend at $1.32 per share, over $40 million of additional liquidity and equity capital can be reinvested annually.
•Dividend yield of 7.3% as of June 30, 2025.
•Dividend payout ratio of 57% for the three months ended June 30, 2025.
•Significant net cash flows provided by operating activities after dividends retained for reinvestment aggregating $2.3 billion for the years ended December 31, 2021 through 2024 and the midpoint of our 2025 guidance range.
Ongoing execution of Alexandria’s 2025 capital recycling strategy
We expect to fund a significant portion of our capital requirements for the year ending
December 31, 2025 through dispositions of non-core assets, land, partial interest sales, and sales to owner/users. We expect dispositions of land to represent 20%–30% of our total dispositions and sales of partial interests for 2025.

(in millions)
Completed dispositions	$261
Our share of pending transactions subject to non-refundable deposits, signed letters of intent, and/or purchase and sale agreement negotiations	525
Our share of completed and pending 2025 dispositions	786	40%
Additional targeted dispositions	1,164	60
2025 guidance midpoint for dispositions and sales of partial interests	$1,950	100%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	2

Second Quarter Ended June 30, 2025 Financial and Operating Results (continued)
June 30, 2025

Alexandria’s development and redevelopment pipeline delivered incremental annual net operating income of $15 million commencing during 2Q25, with an additional $139 million of incremental annual net operating income anticipated to deliver by 4Q26 primarily from projects 84% leased/
negotiating
•During 2Q25, we placed into service development and redevelopment projects aggregating
217,774 RSF that are 90% occupied across three submarkets and delivered incremental annual net operating income of $15 million.
•A significant 2Q25 delivery was 119,202 RSF at 10935, 10945, and 10955 Alexandria Way
located in this asset at the One Alexandria Square Megacampus in our Torrey Pines
submarket.
•Improvements of 100 bps and 110 bps in initial stabilized yield and initial stabilized yield
(cash basis), respectively, were primarily driven by leasing space at higher rental rates than previously underwritten and a $23 million reduction in total investment due to construction cost savings from overall project efficiencies.
•Annual net operating income (cash basis) from recently delivered projects is expected to increase by $57 million upon the burn-off of initial free rent, which has a weighted-average burn-off period of approximately three months.
•During 1Q25-4Q26, we expect to deliver annual net operating income representing nearly 9%
of the total net operating income for 2024.
•74% of the RSF in our total development and redevelopment pipeline is within our
Megacampus ecosystems.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF		Occupied/ Leased/ Negotiating Percentage
(dollars in millions)
Placed into service:
1Q25	$37		309,494		100%
2Q25	15	(1)	217,774		90
Placed into service in 1H25	$52	(1)	527,268		96%

Expected to be placed into service:
3Q25 through 4Q26	$139	(2)	1,155,041	(3)	84%	(4)
2027 through 2028(5)	261		3,270,238		28%
	$400
(1)Excludes incremental annual net operating income from recently delivered spaces aggregating 22,005 RSF that are vacant and/or unleased as of June 30, 2025.
(2)Includes expected partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond, including speculative future leasing that is not yet fully committed. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the
Supplemental Information for additional details.
(3)Represents the RSF related to projects expected to stabilize by 4Q26. Does not include RSF for partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond.
(4)Represents the leased/negotiating percentage of development and redevelopment projects that are expected to stabilize during 2H25 and 2026.
(5)Includes one 100% pre-leased committed near-term project expected to commence construction in the next year.
Significant leasing progress on temporary vacancy

Occupancy as of June 30, 2025	90.8%	(1)
Temporary vacancies now leased with future delivery	1.7	(2)
Occupancy as of June 30, 2025, including leased, but not yet delivered space	92.5%
(1)Refer to “Summary of properties and occupancy” in the Supplemental Information for additional details.
(2)Represents temporary vacancy as of June 30, 2025 aggregating 668,795 RSF, primarily in the Greater Boston,
San Francisco Bay Area, and San Diego markets, which is leased and expected to be occupied upon completion of building and/or tenant improvements. The weighted-average expected delivery date is
January 2, 2026.
Key operating metrics
•Net operating income (cash basis) of $2.0 billion for 2Q25 annualized, up $111.4 million, or
5.8%, compared to 2Q24 annualized.
•Same property net operating income changes of (5.4)% and 2.0% (cash basis) for 2Q25 over
2Q24 and (4.3)% and 3.4% (cash basis) for 1H25 over 1H24, which include lease expirations that became vacant during 1Q25 aggregating 768,080 RSF across six properties and four submarkets with a weighted-average lease expiration date of January 21, 2025. Excluding the impact of these lease expirations, same property net operating income changes for 2Q25 would have been (2.1)% and 6.5% (cash basis). As of June 30, 2025, 153,658 RSF was leased with a weighted-average lease commencement date of April 30, 2026, and we expect to favorably resolve the remaining 614,422 RSF over the next several quarters.
•General and administrative expenses of $59.8 million for 1H25, representing cost savings of
$31.9 million or 35%, compared to 1H24, primarily the result of cost-control and efficiency initiatives on reducing personnel-related costs and streamlining business processes.
•As a percentage of net operating income, our general and administrative expenses for the trailing twelve months ended June 30, 2025 were 6.3%, representing the lowest level in the past ten years, compared to 9.2% for the trailing twelve months ended June 30, 2024.
Strong and flexible balance sheet
Key metrics as of or for the three months ended June 30, 2025
•$25.7 billion in total market capitalization.
•$12.4 billion in total equity capitalization.

	2Q25		Target
	Quarter	Trailing	4Q25
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.9x	5.8x	Less than or equal to 5.2x
Fixed-charge coverage ratio	4.1x	4.3x	4.0x to 4.5x

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	3

Second Quarter Ended June 30, 2025 Financial and Operating Results (continued)
June 30, 2025

Strong and flexible balance sheet (continued)
Key capital events
•Upon maturity on April 30, 2025, we repaid $600.0 million of our 3.45% unsecured senior notes payable with proceeds from our February 2025 unsecured senior notes payable offering.
•Under our common stock repurchase program authorized in December 2024, we may repurchase up to $500.0 million of our common stock through December 31, 2025. During
2Q25, we did not repurchase any shares. As of July 21, 2025, the approximate value of shares authorized and remaining under this program was $241.8 million.
•In August 2025, we expect to repay a secured construction loan held by our consolidated real estate joint venture for 99 Coolidge Avenue, a development project where we have a 76.9%
interest. The project is currently 76% leased/negotiating and is expected to deliver in 2026.
We expect to repay the loan aggregating $153.5 million which matures in 2026 and bears an interest rate of 7.16% as of June 30, 2025. As a result, we expect to recognize a loss on early extinguishment of debt of $99 thousand for the write-off of unamortized deferred financing costs in 3Q25.
Investments
•As of June 30, 2025:
•Our non-real estate investments aggregated $1.5 billion.
•Unrealized gains presented in our consolidated balance sheet were $7.7 million, comprising gross unrealized gains and losses aggregating $180.2 million and
$172.5 million, respectively.
•Investment loss of $30.6 million for 2Q25 presented in our consolidated statement of operations consisted of $30.5 million of realized gains, $21.9 million of unrealized losses, and
$39.2 million of impairment charges.
Other key highlights

Key items included in net income attributable to Alexandria’s common stockholders:
	2Q25	2Q24	2Q25	2Q24	1H25	1H24	1H25	1H24
(in millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized losses on non- real estate investments	$(21.9)	$(64.2)	$(0.13)	$(0.37)	$(90.1)	$(35.1)	$(0.53)	$(0.20)
Gain on sales of real estate	—	—	—	—	13.2	0.4	0.08	—
Impairment of non-real estate investments	(39.2)	(12.8)	(0.23)	(0.08)	(50.4)	(27.5)	(0.30)	(0.16)
Impairment of real estate(1)	(129.6)	(30.8)	(0.76)	(0.18)	(161.8)	(30.8)	(0.95)	(0.18)
Increase in provision for expected credit losses on financial instruments	—	—	—	—	(0.3)	—	—	—
Total	$(190.7)	$(107.8)	$(1.12)	$(0.63)	$(289.4)	$(93.0)	$(1.70)	$(0.54)
(1)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
Subsequent event
•In July 2025, we executed the largest life science lease in company history with a long-
standing multinational pharmaceutical tenant for a 16-year expansion build-to-suit lease, aggregating 466,598 RSF, located on the Campus Point by Alexandria Megacampus in our
University Town Center submarket.
•The tenant currently occupies two buildings within the Megacampus, one building aggregating 52,620 RSF and another building aggregating 52,853 RSF. At the end of 2025, the tenant will vacate the 52,620 RSF building to allow for the demolition and development of the new purpose-built life science building at this site. Upon delivery of the new build-to-
suit property anticipated to occur in 2028, the tenant will vacate the 52,853 RSF building to allow for the construction of an amenity which will service the entire Megacampus.
Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society
•8 Davis Drive on the Alexandria Center® for Advanced Technologies – Research Triangle
Megacampus won the prestigious 2025 BOMA (Building Owners and Managers Association)
International TOBY (The Outstanding Building of the Year) Award in the Life Science
category. The TOBY Awards are the commercial real estate industry’s highest recognition honoring excellence in building management and operations. The award represents the company’s first win in the International TOBY Awards. Of the four regional winners in the Life
Science category that progressed as international TOBY nominees, three were Alexandria-
owned, -operated, and -developed facilities. The two additional Alexandria facilities were:
•201 Haskins Way on the Alexandria Center® for Life Science – South San Francisco
campus in the San Francisco Bay Area and
•188 East Blaine Street on the Alexandria Center® for Life Science – Eastlake Megacampus
in Seattle.
•We released our 2024 Corporate Responsibility Report, which underscores our groundbreaking sustainability approach and the continued execution of our impactful corporate responsibility platform. Notable highlights in the report include:
•The continued advancement of our innovative strategy to reduce operational greenhouse gas (GHG) emissions in our asset base through energy efficiency, electrification and alternative energy, and renewable electricity. We reduced operational GHG emissions intensity by 18% from 2022 to 2024, representing ongoing progress toward our 30%
reduction target by 2030 relative to a 2022 baseline.
•Our steadfast work to catalyze the health and vitality of our local communities and make a tangible positive impact through action-oriented solutions addressing some of the nation’s most pressing issues, including mental health and education.
•15 Necco Street, a state-of-the-art R&D facility totaling 345,996 RSF in our Seaport
Innovation District submarket in Greater Boston, earned LEED Platinum certification, the highest certification level under the U.S. Green Building Council’s Core and Shell rating system. Home to the Lilly Seaport Innovation Center, the facility serves as the central hub for
Lilly’s genetic medicines efforts.
•We deepened our commitment to driving educational opportunities for students and supporting STEM education with the opening of the Alexandria Real Estate Equities, Inc.
Learning Lab at the Fred Hutch Cancer Center in Seattle. Designed and built by Alexandria in close collaboration with Fred Hutch’s Science Education and Facilities teams, the innovative laboratory environment is dedicated to inspiring and training future scientists.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	4

Second Quarter Ended June 30, 2025 Financial and Operating Results (continued)
June 30, 2025

Industry and corporate responsibility leadership (continued)
•Alexandria was named a recipient of the 2025 Charles A. Sanders, MD, Partnership Award by
the Foundation for the National Institutes of Health (FNIH) in recognition of our key role in catalyzing a public-private partnership focused on the development of biomarkers for major depressive disorder to address the urgent need for new medicines for neuropsychology.
•Lawrence J. Diamond, co-chief operating officer and regional market director of Maryland, was honored with the Beacon of Service Award at the Maryland Tech Council’s 2025 ICON
Awards. The award recognizes Mr. Diamond’s leadership, service, and profound impact on
Maryland’s innovation ecosystem and broader community.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™
ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San
Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of
June 30, 2025, Alexandria has a total market capitalization of $25.7 billion and an asset base in
North America that includes 39.7 million RSF of operating properties and 4.4 million RSF of Class
A/A+ properties undergoing construction and one 100% pre-leased committed near-term project expected to commence construction in the next year. Alexandria has a long-standing and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative
Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	5

Guidance
June 30, 2025
(Dollars in millions, except per share amounts)

Guidance for 2025 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2025. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Our guidance for 2025 is subject to a number of variables and uncertainties, including actions and changes in policy by the current U.S. administration related to the regulatory environment, life science funding, the U.S. Food and Drug Administration and National Institutes of Health, trade, and other areas. For additional discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated, refer to our discussion of “forward-looking statements” on page 7 of the Earnings Press Release as well as our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

	2025 Guidance Midpoint			2025 Guidance Midpoint
Summary of Key Changes in Guidance	As of 7/21/25	As of 4/28/25	Summary of Key Changes in Sources and Uses of Capital	As of 7/21/25	As of 4/28/25
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Repayment of secured note payable(5)	$154	$—

Projected 2025 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 7/21/25	As of 4/28/25
Earnings per share(1)	$0.40 to $0.60	$1.36 to $1.56
Depreciation and amortization of real estate assets	7.05	7.05
Gain on sales of real estate	(0.08)	(0.08)
Impairment of real estate – rental properties and land(2)	0.77	0.21
Allocation to unvested restricted stock awards	(0.03)	(0.03)
Funds from operations per share and funds from operations per share, as adjusted(3)	$8.11 to $8.31	$8.51 to $8.71
Unrealized losses on non-real estate investments	0.53	0.40
Impairment of non-real estate investments(2)	0.30	0.07
Impairment of real estate	0.23	0.19
Allocation to unvested restricted stock awards	(0.01)	(0.01)
Funds from operations per share, as adjusted(3)	$9.16 to $9.36	$9.16 to $9.36
Midpoint	$9.26	$9.26

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2025	90.9%	92.5%
Lease renewals and re-leasing of space:
Rental rate changes	9.0%	17.0%
Rental rate changes (cash basis)	0.5%	8.5%
Same property performance:
Net operating income	(3.7)%	(1.7)%
Net operating income (cash basis)	(1.2)%	0.8%
Straight-line rent revenue	$96	$116
General and administrative expenses	$112	$127
Capitalization of interest	$320	$350
Interest expense	$185	$215
Realized gains on non-real estate investments(4)	$100	$130

Key Credit Metric Targets(3)
Net debt and preferred stock to Adjusted EBITDA – 4Q25 annualized	Less than or equal to 5.2x
Fixed-charge coverage ratio – 4Q25 annualized	4.0x to 4.5x

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Reduction in debt	$(290)	$(290)	$(290)	See below
Net cash provided by operating activities after dividends	425	525	475
Dispositions and sales of partial interests (refer to page 6)	1,450	2,450	1,950	(6)
Total sources of capital	$1,585	$2,685	$2,135
Uses of capital:
Construction	$1,450	$2,050	$1,750
Acquisitions and other opportunistic uses of capital(7)	—	500	250	$208 (7)
Ground lease prepayment	135	135	135	$135
Total uses of capital	$1,585	$2,685	$2,135
Reduction in debt (included above):
Issuance of unsecured senior notes payable	$550	$550	$550	$550
Repayment of unsecured notes payable	(600)	(600)	(600)	$(600)
Repayment of secured note payable(5)	(154)	(154)	(154)
Unsecured senior line of credit, commercial paper, and other	(86)	(86)	(86)
Net reduction in debt	$(290)	$(290)	$(290)
(1)Excludes unrealized gains or losses on non-real estate investments after June 30, 2025 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
(3)Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(4)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, if any. Refer to “Investments” in the Supplemental
Information for additional details.
(5)In August 2025, we expect to repay a secured construction loan held by our consolidated real estate joint venture for 99 Coolidge Avenue, a development project where we have a 76.9% interest. Refer to “Key capital events” in the
Earnings Press release for additional details.
(6)As of July 21, 2025, completed dispositions aggregated $260.6 million and our share of pending transactions subject to non-refundable deposits, signed letters of intent, or purchase and sale agreement negotiations aggregated
$524.7 million. We expect to achieve a weighted-average capitalization rate on our projected 2025 dispositions and partial interest sales (excluding land and including stabilized and non-stabilized operating properties) in the 7.5% – 8.5%
range. We expect dispositions of land to represent 20%–30% of our total dispositions and sales of partial interest sales for the year ending December 31, 2025. Refer to “Dispositions and sales of partial interests” in the Earnings Press
Release for additional details.
(7)Under our common stock repurchase program authorized in December 2024, we may repurchase up to $500.0 million of our common stock through December 31, 2025. During 2Q25, we did not repurchase any shares of common stock.
As of July 21, 2025, the approximate value of shares authorized and remaining under this program was $241.8 million. Subject to market conditions, we may consider repurchasing additional shares of our common stock.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	6

Dispositions and Sales of Partial Interests
June 30, 2025
(Dollars in thousands)

				Square Footage			Gain on Sales of Real Estate
Property	Submarket/Market	Date of Sale	Interest Sold	Operating	Future Development	Sales Price
Completed in 1Q25						$176,352	$13,165

Completed in 2Q25:
Properties with vacancies
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	Greater Stanford/San Francisco Bay Area	6/30/25	100%	95,901	—	11,000	—

Land
Land parcel	Texas	5/7/25	100%	—	1,350,000	73,287	—
						84,287	—
Dispositions completed in 1H25						260,639	$13,165
Our share of pending dispositions and sales of partial interests subject to non-refundable deposits, signed letters of intent, and/or purchase and sale agreement negotiations						524,745
Our share of completed and pending 2025 dispositions and sales of partial interests						$785,384

2025 guidance range for dispositions and sales of partial interests					$1,450,000 – $2,450,000
2025 guidance midpoint for dispositions and sales of partial interests						$1,950,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	7

Earnings Call Information and About the Company
June 30, 2025

We will host a conference call on Tuesday, July 22, 2025, at 2:00 p.m. Eastern Time (“ET”)/11:00 a.m. Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the second quarter ended June 30, 2025. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 2:00 p.m. ET/11:00 a.m. PT and ask the operator to join the call for Alexandria
Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 4:00 p.m. ET/1:00 p.m. PT on Tuesday,
July 22, 2025. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 1006663.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2025 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2025q2.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; or Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994,
Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of June 30, 2025, Alexandria has a total market capitalization of
$25.7 billion and an asset base in North America that includes 39.7 million RSF of operating properties and 4.4 million RSF of Class A/A+ properties undergoing construction and one 100% pre-leased committed near-term project expected to commence construction in the next year. Alexandria has a long-standing and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative
Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our projected 2025 earnings per share, projected 2025 funds from operations per share, projected 2025 funds from operations per share, as adjusted, projected net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,”
“guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our
SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Megacampus™, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria
Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	8

Consolidated Statements of Operations
June 30, 2025
(Dollars in thousands, except per share amounts)

	Three Months Ended						Six Months Ended
	6/30/25		3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Revenues:
Income from rentals	$737,279		$743,175	$763,249	$775,744	$755,162	$1,480,454	$1,510,713
Other income	24,761		14,983	25,696	15,863	11,572	39,744	25,129
Total revenues	762,040		758,158	788,945	791,607	766,734	1,520,198	1,535,842

Expenses:
Rental operations	224,433		226,395	240,432	233,265	217,254	450,828	435,568
General and administrative	29,128		30,675	32,730	43,945	44,629	59,803	91,684
Interest	55,296		50,876	55,659	43,550	45,789	106,172	86,629
Depreciation and amortization	346,123		342,062	330,108	293,998	290,720	688,185	578,274
Impairment of real estate	129,606		32,154	186,564	5,741	30,763	161,760	30,763
Total expenses	784,586		682,162	845,493	620,499	629,155	1,466,748	1,222,918

Equity in (losses) earnings of unconsolidated real estate joint ventures	(9,021)	(1)	(507)	6,635	139	130	(9,528)	285
Investment (loss) income	(30,622)		(49,992)	(67,988)	15,242	(43,660)	(80,614)	(376)
Gain on sales of real estate	—		13,165	101,806	27,114	—	13,165	392
Net (loss) income	(62,189)		38,662	(16,095)	213,603	94,049	(23,527)	313,225
Net income attributable to noncontrolling interests	(44,813)		(47,601)	(46,150)	(45,656)	(47,347)	(92,414)	(95,978)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(107,002)		(8,939)	(62,245)	167,947	46,702	(115,941)	217,247
Net income attributable to unvested restricted stock awards	(2,609)		(2,660)	(2,677)	(3,273)	(3,785)	(5,269)	(7,444)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(109,611)		$(11,599)	$(64,922)	$164,674	$42,917	$(121,210)	$209,803

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(0.64)		$(0.07)	$(0.38)	$0.96	$0.25	$(0.71)	$1.22
Diluted	$(0.64)		$(0.07)	$(0.38)	$0.96	$0.25	$(0.71)	$1.22

Weighted-average shares of common stock outstanding:
Basic	170,135		170,522	172,262	172,058	172,013	170,328	171,981
Diluted	170,135		170,522	172,262	172,058	172,013	170,328	171,981

Dividends declared per share of common stock	$1.32		$1.32	$1.32	$1.30	$1.30	$2.64	$2.57
(1)Refer to footnote 1 in “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	9

Consolidated Balance Sheets
June 30, 2025
(In thousands)

	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Assets
Investments in real estate	$32,160,600	$32,121,712	$32,110,039	$32,951,777	$32,673,839
Investments in unconsolidated real estate joint ventures	40,234	50,086	39,873	40,170	40,535
Cash and cash equivalents	520,545	476,430	552,146	562,606	561,021
Restricted cash	7,403	7,324	7,701	17,031	4,832
Tenant receivables	6,267	6,875	6,409	6,980	6,822
Deferred rent	1,232,719	1,210,584	1,187,031	1,216,176	1,190,336
Deferred leasing costs	491,074	489,287	485,959	516,872	519,629
Investments	1,476,696	1,479,688	1,476,985	1,519,327	1,494,348
Other assets	1,688,091	1,758,442	1,661,306	1,657,189	1,356,503
Total assets	$37,623,629	$37,600,428	$37,527,449	$38,488,128	$37,847,865

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$153,500	$150,807	$149,909	$145,000	$134,942
Unsecured senior notes payable	12,042,607	12,640,144	12,094,465	12,092,012	12,089,561
Unsecured senior line of credit and commercial paper	1,097,993	299,883	—	454,589	199,552
Accounts payable, accrued expenses, and other liabilities	2,360,840	2,281,414	2,654,351	2,865,886	2,529,535
Dividends payable	229,686	228,622	230,263	227,191	227,408
Total liabilities	15,884,626	15,600,870	15,128,988	15,784,678	15,180,998

Commitments and contingencies

Redeemable noncontrolling interests	9,612	9,612	19,972	16,510	16,440

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,701	1,701	1,722	1,722	1,720
Additional paid-in capital	17,200,949	17,509,148	17,933,572	18,238,438	18,284,611
Accumulated other comprehensive loss	(27,415)	(46,202)	(46,252)	(22,529)	(27,710)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	17,175,235	17,464,647	17,889,042	18,217,631	18,258,621
Noncontrolling interests	4,554,156	4,525,299	4,489,447	4,469,309	4,391,806
Total equity	21,729,391	21,989,946	22,378,489	22,686,940	22,650,427
Total liabilities, noncontrolling interests, and equity	$37,623,629	$37,600,428	$37,527,449	$38,488,128	$37,847,865

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	10

Funds From Operations and Funds From Operations per Share
June 30, 2025
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Six Months Ended
	6/30/25		3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Net (loss) income attributable to Alexandria’s common stockholders – basic and diluted	$(109,611)		$(11,599)	$(64,922)	$164,674	$42,917	$(121,210)	$209,803
Depreciation and amortization of real estate assets	343,729		339,381	327,198	291,258	288,118	683,110	573,068
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(36,047)		(33,411)	(34,986)	(32,457)	(31,364)	(69,458)	(62,268)
Our share of depreciation and amortization from unconsolidated real estate JVs	942		1,054	1,061	1,075	1,068	1,996	2,102
Gain on sales of real estate	—		(13,165)	(100,109)	(27,114)	—	(13,165)	(392)
Impairment of real estate – rental properties and land	131,090	(1)	—	184,532	5,741	2,182	131,090	2,182
Allocation to unvested restricted stock awards	(1,222)		(686)	(1,182)	(2,908)	(1,305)	(1,916)	(4,736)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	328,881		281,574	311,592	400,269	301,616	610,447	719,759
Unrealized losses (gains) on non-real estate investments	21,938		68,145	79,776	(2,610)	64,238	90,083	35,080
Impairment of non-real estate investments	39,216	(3)	11,180	20,266	10,338	12,788	50,396	27,486
Impairment of real estate	7,189		32,154	2,032	—	28,581	39,343	28,581
Increase (decrease) in provision for expected credit losses on financial instruments	—		285	(434)	—	—	285	—
Allocation to unvested restricted stock awards	(794)		(1,329)	(1,407)	(125)	(1,738)	(2,116)	(1,528)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$396,430		$392,009	$411,825	$407,872	$405,485	$788,438	$809,378
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Primarily represents impairment charges to reduce the carrying amount of our investments in real estate assets to their respective estimated fair values less costs to sell upon their classification as held for sale in 2Q25, including
(i) $47.5 million related to land parcels in our non-cluster market, (ii) $35.4 million related to an office property located in Carlsbad, San Diego, and (iii) $8.7 million related to an unconsolidated real estate joint venture, which is classified in equity in earnings of unconsolidated real estate joint ventures in our consolidated statement of operations.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Primarily related to one non-real estate investment in a privately held entity that does not report NAV.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	11

Funds From Operations and Funds From Operations per Share (continued)
June 30, 2025
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(0.64)	$(0.07)	$(0.38)	$0.96	$0.25	$(0.71)	$1.22
Depreciation and amortization of real estate assets	1.81	1.80	1.70	1.51	1.50	3.61	2.98
Gain on sales of real estate	—	(0.08)	(0.58)	(0.16)	—	(0.08)	—
Impairment of real estate – rental properties and land	0.77	—	1.07	0.03	0.01	0.77	0.01
Allocation to unvested restricted stock awards	(0.01)	—	—	(0.01)	(0.01)	(0.01)	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.93	1.65	1.81	2.33	1.75	3.58	4.19
Unrealized losses (gains) on non-real estate investments	0.13	0.40	0.46	(0.02)	0.37	0.53	0.20
Impairment of non-real estate investments	0.23	0.07	0.12	0.06	0.08	0.30	0.16
Impairment of real estate	0.04	0.19	0.01	—	0.17	0.23	0.17
Allocation to unvested restricted stock awards	—	(0.01)	(0.01)	—	(0.01)	(0.01)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.33	$2.30	$2.39	$2.37	$2.36	$4.63	$4.71

Weighted-average shares of common stock outstanding – diluted
Earnings per share – diluted	170,135	170,522	172,262	172,058	172,013	170,328	171,981
Funds from operations – diluted, per share	170,192	170,599	172,262	172,058	172,013	170,390	171,981
Funds from operations – diluted, as adjusted, per share	170,192	170,599	172,262	172,058	172,013	170,390	171,981
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
SUPPLEMENTAL
INFORMATION

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	13

Company Profile
June 30, 2025

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche.
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland,
Research Triangle, and New York City. As of June 30, 2025, Alexandria has a total market capitalization of $25.7 billion and an asset base in North America that includes 39.7 million
RSF of operating properties and 4.4 million RSF of Class A/A+ properties undergoing construction and one 100% pre-leased committed near-term project expected to commence construction in the next year. Alexandria has a long-standing and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative
Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success.
Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative
Megacampus real estate in key life science cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in life science real estate. Alexandria’s highly experienced management team includes regional market directors with leading reputations and long-standing relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of
62 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Lawrence J. Diamond
Chief Financial Officer & Treasurer	Co-Chief Operating Officer & Regional Market Director – Maryland

Joseph Hakman	Hart Cole
Co-Chief Operating Officer & Chief Strategic Transactions Officer	Executive Vice President – Capital Markets/Strategic Operations & Co-Regional Market Director – Seattle

Jackie B. Clem	Gary D. Dean
General Counsel & Secretary	Executive Vice President – Real Estate Legal Affairs

Andres R. Gavinet	Onn C. Lee
Chief Accounting Officer	Executive Vice President – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
Executive Vice President – Business Operations	Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	14

Investor Information
June 30, 2025

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BNP Paribas Exane	Citigroup Global Markets Inc.	Green Street	RBC Capital Markets
Nate Crossett / Monir Koummal	Nicholas Joseph / Seth Bergey	Dylan Burzinski	Michael Carroll
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-2066	(949) 640-8780	(440) 715-2649

BofA Securities	Citizens	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jeff Spector / Farrell Granath	Aaron Hecht / Linda Fu	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(646) 855-1363 / (646) 855-1351	(415) 835-3963 / (415) 869-4411	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

BTIG, LLC	Deutsche Bank AG	Jefferies
Tom Catherwood / Michael Tompkins	Tayo Okusanya / Samuel Ohiomah	Peter Abramowitz / Katie Elders
(212) 738-6140 / (212) 527-3566	(212) 250-9284 / (212) 250-0057	(212) 336-7241 / (917) 421-1968

CFRA	Evercore ISI	Mizuho Securities USA LLC
Nathan Schmidt	Steve Sakwa / James Kammert	Vikram Malhotra / Georgi Dinkov
(646) 517-1144	(212) 446-9462 / (312) 705-4233	(212) 282-3827 / (617) 352-1721

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Ratings	S&P Global Ratings
Srinjoy Banerjee / Japheth Otieno	Mark Streeter	(212) 553-0376	Alan Zigman
(212) 526-3521 / (212) 526-6961	(212) 834-5086		(416) 507-2556

Mizuho Securities USA LLC
Thierry Perrein
(212) 205-7665

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	15

Financial and Asset Base Highlights
June 30, 2025
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	6/30/25		3/31/25	12/31/24	9/30/24	6/30/24
Selected financial data from consolidated financial statements and related information
Rental revenues	$553,377		$552,112	$566,535	$579,569	$576,835
Tenant recoveries	$183,902		$191,063	$196,714	$196,175	$178,327
General and administrative expenses	$29,128		$30,675	$32,730	$43,945	$44,629
General and administrative expenses as a percentage of net operating income – trailing 12 months	6.3%		6.9%	7.6%	8.9%	9.2%
Operating margin	71%		70%	70%	71%	72%
Adjusted EBITDA margin	71%		71%	72%	70%	72%
Adjusted EBITDA – quarter annualized	$2,174,160		$2,165,632	$2,273,480	$2,219,632	$2,216,144
Adjusted EBITDA – trailing 12 months	$2,208,226		$2,218,722	$2,228,921	$2,184,298	$2,122,250

Net debt at end of period	$12,844,726		$12,687,856	$11,762,176	$12,191,574	$11,940,144
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.9x		5.9x	5.2x	5.5x	5.4x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.8x		5.7x	5.3x	5.6x	5.6x

Total debt and preferred stock at end of period	$13,294,100		$13,090,834	$12,244,374	$12,691,601	$12,424,055
Gross assets at end of period	$43,770,007		$43,486,989	$43,152,628	$44,112,770	$43,305,279
Total debt and preferred stock to gross assets at end of period	30%		30%	28%	29%	29%

Fixed-charge coverage ratio – quarter annualized	4.1x		4.3x	4.3x	4.4x	4.5x
Fixed-charge coverage ratio – trailing 12 months	4.3x		4.4x	4.5x	4.5x	4.6x
Unencumbered net operating income as a percentage of total net operating income	99.7%		99.8%	99.9%	99.1%	99.1%

Closing stock price at end of period	$72.63		$92.51	$97.55	$118.75	$116.97
Common shares outstanding (in thousands) at end of period	170,146		170,130	172,203	172,244	172,018
Total equity capitalization at end of period	$12,357,709		$15,738,715	$16,798,446	$20,454,023	$20,120,907
Total market capitalization at end of period	$25,651,809		$28,829,549	$29,042,820	$33,145,624	$32,544,962

Dividend per share – quarter/annualized	$1.32/$5.28		$1.32/$5.28	$1.32/$5.28	$1.30/$5.20	$1.30/$5.20
Dividend payout ratio for the quarter	57%		57%	55%	55%	55%
Dividend yield – annualized	7.3%		5.7%	5.4%	4.4%	4.4%

Amounts related to operating leases:
Operating lease liabilities at end of period	$363,419		$371,412	$507,127	$648,338	$379,223
Rent expense	$12,139		$11,666	$10,685	$10,180	$9,412

Capitalized interest	$82,423	(1)	$80,065	$81,586	$86,496	$81,039
Average real estate basis capitalized during the period	$8,107,180		$8,026,566	$8,118,010	$8,281,318	$7,936,612
Weighted-average interest rate for capitalization of interest during the period	4.07%		3.99%	4.02%	3.98%	3.96%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)  Increase in capitalized interest driven primarily by an increase in the weighted-average interest rate from 3.99% at 1Q25 to 4.07% at 2Q25.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	16

Financial and Asset Base Highlights (continued)
June 30, 2025
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	6/30/25		3/31/25	12/31/24	9/30/24	6/30/24
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$18,536		$22,023	$17,653	$29,087	$48,338
Amortization of acquired below-market leases	$10,196		$15,222	$15,512	$17,312	$22,515
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	$2,401		$1,651	$1,214	$329	$—
Straight-line rent expense on ground leases	$87		$149	$1,021	$789	$341
Cash payment for ground lease extension	$—		$(135,000)	$(135,000)	$—	$—
Stock compensation expense	$12,530		$10,064	$12,477	$15,525	$14,507
Amortization of loan fees	$4,615		$4,691	$4,620	$4,222	$4,146
Amortization of debt discounts	$335		$349	$333	$330	$328
Non-revenue-enhancing capital expenditures:
Building improvements	$4,622		$3,789	$4,313	$4,270	$4,210
Tenant improvements and leasing commissions	$23,971		$73,483	$81,918	$55,920	$15,724
Funds from operations attributable to noncontrolling interests	$80,860		$81,012	$76,111	$78,113	$78,711
Operating statistics and related information (at end of period)
Number of properties – North America	384		386	391	406	408
RSF – North America (including development and redevelopment projects under construction)	43,699,922		43,687,343	44,124,001	46,748,734	47,085,993
Total square footage – North America	67,220,337		68,518,184	69,289,411	73,611,815	74,103,404
Annual rental revenue per occupied RSF – North America	$58.68		$58.38	$56.98	$57.09	$56.87
Occupancy of operating properties – North America	90.8%	(1)	91.7%	94.6%	94.7%	94.6%
Occupancy of operating and redevelopment properties – North America	86.2%		86.9%	89.7%	89.7%	89.9%
Weighted-average remaining lease term (in years)	7.4		7.6	7.5	7.5	7.4
Total leasing activity – RSF	769,815	(2)	1,030,553	1,310,999	1,486,097	1,114,001
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate changes	5.5%		18.5%	18.1%	5.1%	7.4%
Rental rate changes (cash basis)	6.1%		7.5%	3.3%	1.5%	3.7%
RSF (included in total leasing activity above)	483,409		884,408	1,024,862	1,278,857	589,650
Top 20 tenants:
Annual rental revenue	$795,244		$754,354	$741,965	$796,898	$805,751
Annual rental revenue from investment-grade or publicly traded large cap tenants	89%		87%	92%	92%	92%
Weighted-average remaining lease term (in years)	9.4		9.6	9.3	9.5	9.4
Same property – percentage change over comparable quarter from prior year:
Net operating income changes	(5.4)%	(3)	(3.1)%	0.6%	1.5%	1.5%
Net operating income changes (cash basis)	2.0%	(3)	5.1%	6.3%	6.5%	3.9%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Refer to page 2 in the Earnings Press Release and “Summary of properties and occupancy” in the Supplemental Information for additional details.
(2)In July 2025, we executed the largest life science lease in company history with a long-standing multinational pharmaceutical tenant for a 16-year expansion build-to-suit lease, aggregating 466,598 RSF, located on the Campus
Point by Alexandria Megacampus in our University Town Center submarket. If this were included in the leasing volume for 2Q25, the total leased RSF would have increased to 1.2 million RSF for 2Q25 from 769,815 RSF.
(3)Refer to page 2 in the Earnings Press Release and “Same property performance” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	17

High-Quality and Diverse Client Base
June 30, 2025

Stable Cash Flows From Our High-Quality and Diverse Mix of Approximately 750 Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
89%

of ARE’s Top 20 Tenant Annual Rental Revenue

53%

Percentage of ARE’s Annual Rental Revenue	of ARE’s Total Annual Rental Revenue

Life Science
Product,
Service, and
Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Product
Public Biotechnology –
Preclinical or Clinical
Stage
Private
Biotechnology
Other(3)
Biomedical
Institutions(1)
Government
Institutions
Advanced Technologies(2)
As of June 30, 2025. Annual rental revenue represents amounts in effect as of June 30, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)79% of our annual rental revenue from biomedical institutions is from investment-grade or publicly traded large cap tenants.
(2)63% of our annual rental revenue from advanced technology tenants is from investment-grade or publicly traded large cap tenants.
(3)Represents the percentage of our annual rental revenue generated by professional services, finance, telecommunications, construction/real estate companies, and retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	18

High-Quality and Diverse Client Base (continued)
June 30, 2025

Strong, Broad, and Diverse Life Science Tenant Base Drives Solid Leasing and Long-Term Remaining Lease Terms

	Long-Duration Life Science Lease Terms
		Remaining Lease Term (in years)(1)
	Multinational Pharmaceutical	7.1
	Life Science Product, Service, and Device	6.6
	Government Institutions	5.1
	Biomedical Institutions	7.8
	Private Biotechnology	7.2
	Public Biotechnology	7.1
Percentage of Life Science Leasing Activity by RSF(2)

Multinational
Pharmaceutical
Public
Biotechnology
Life Science
Product,
Service, and
Device
Biomedical
Institutions
Private
Biotechnology
Other
Advanced
Technologies
(1)Average remaining lease term based on annual rental revenue in effect as of June 30, 2025.
(2)Represents the percentage of RSF for leases executed during the three months ended June 30, 2025 for each respective business type.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	19

High-Quality and Diverse Client Base (continued)
June 30, 2025

Sustained Operational Excellence and Strength in Tenant Collections

Tenant Rents And Receivables Collected(1)
99.9% 2Q25

99.4% July 2025

99.8% Average Tenant Collections 1Q21–2Q25

99.5%
99.8%
99.7%
99.8%
99.8%
99.9%
99.9%
99.7%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25

(1)Represents tenant collections for each quarter-end as of each respective earnings release date.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	20

Key Operating Metrics
June 30, 2025

Same Property Net Operating Income Performance		Rental Rate Growth: Renewed/Re-Leased Space

Margins(2)		Favorable Lease Structure(3)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Megacampus Ecosystems
71%	71%	Increasing cash flows
		Percentage of leases containing annual rent escalations	97%
		Stable cash flows
Long-Duration Lease Terms(4)		Percentage of triple net leases	91%

9.4 Years	7.4 Years	Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	92%
Top 20 Tenants	All Tenants
(1)
(4.3)%

2024	YTD 6/30/25

Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Refer to footnote 1 under “Same property performance” in the Supplemental Information for additional details.
(2)For the three months ended June 30, 2025.
(3)Percentages calculated based on our annual rental revenue in effect as of June 30, 2025.
(4)Represents the weighted-average remaining term based on annual rental revenue in effect as of June 30, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	21

Same Property Performance
June 30, 2025
(Dollars in thousands)

	June 30, 2025			June 30, 2025
Same Property Financial Data	Three Months Ended	Six Months Ended	Same Property Statistical Data	Three Months Ended	Six Months Ended
Percentage change over comparable period from prior year:			Number of same properties	330	329
Net operating income changes(1)	(5.4)%	(4.3)%	Rentable square feet	33,904,941	33,709,506
Net operating income changes (cash basis)(1)(2)	2.0%	3.4%	Occupancy – current-period average	91.3%	92.5%
Operating margin	68%	68%	Occupancy – same-period prior-year average	94.5%	94.4%

	Three Months Ended June 30,					Six Months Ended June 30,
	2025	2024	$ Change	% Change		2025	2024	$ Change	% Change
Income from rentals:
Same properties	$462,622	$480,547	$(17,925)	(3.7)%		$925,636	$950,433	$(24,797)	(2.6)%
Non-same properties	90,755	96,288	(5,533)	(5.7)		179,853	207,802	(27,949)	(13.4)
Rental revenues	553,377	576,835	(23,458)	(4.1)		1,105,489	1,158,235	(52,746)	(4.6)

Same properties	166,465	155,157	11,308	7.3		335,349	308,553	26,796	8.7
Non-same properties	17,437	23,170	(5,733)	(24.7)		39,616	43,925	(4,309)	(9.8)
Tenant recoveries	183,902	178,327	5,575	3.1		374,965	352,478	22,487	6.4

Income from rentals	737,279	755,162	(17,883)	(2.4)		1,480,454	1,510,713	(30,259)	(2.0)

Same properties	429	379	50	13.2		774	719	55	7.6
Non-same properties	24,332	11,193	13,139	117.4		38,970	24,410	14,560	59.6
Other income	24,761	11,572	13,189	114.0		39,744	25,129	14,615	58.2

Same properties	629,516	636,083	(6,567)	(1.0)		1,261,759	1,259,705	2,054	0.2
Non-same properties	132,524	130,651	1,873	1.4		258,439	276,137	(17,698)	(6.4)
Total revenues	762,040	766,734	(4,694)	(0.6)		1,520,198	1,535,842	(15,644)	(1.0)

Same properties	201,305	183,582	17,723	9.7		403,337	362,407	40,930	11.3
Non-same properties	23,128	33,672	(10,544)	(31.3)		47,491	73,161	(25,670)	(35.1)
Rental operations	224,433	217,254	7,179	3.3		450,828	435,568	15,260	3.5

Same properties	428,211	452,501	(24,290)	(5.4)		858,422	897,298	(38,876)	(4.3)
Non-same properties	109,396	96,979	12,417	12.8		210,948	202,976	7,972	3.9
Net operating income	$537,607	$549,480	$(11,873)	(2.2)%	(3)	$1,069,370	$1,100,274	$(30,904)	(2.8)%	(3)

Net operating income – same properties	$428,211	$452,501	$(24,290)	(5.4)%		$858,422	$897,298	$(38,876)	(4.3)%
Straight-line rent revenue	(8,463)	(38,585)	30,122	(78.1)		(13,930)	(76,294)	62,364	(81.7)
Amortization of acquired below-market leases	(9,199)	(11,349)	2,150	(18.9)		(19,097)	(22,772)	3,675	(16.1)
Net operating income – same properties (cash basis)	$410,549	$402,567	$7,982	2.0%		$825,395	$798,232	$27,163	3.4%
Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)Includes 1Q25 lease expirations aggregating 768,080 RSF, that are vacant as of June 30, 2025, across six properties and four submarkets. Excluding the impact of the properties with these leases, same property net operating income changes for the three and six months ended June 30, 2025 would have been (2.1)% and 6.5% (cash basis) and (1.1)% and 7.6% (cash basis), respectively. Refer to “Summary of properties and occupancy” in the
Supplemental Information for additional details.
(2)Includes the impact of initial free rent concessions that burned off after January 1, 2024 for development and redevelopment projects that were placed into service in 2023 and accordingly are part of our same property pool for the three and six months ended June 30, 2025, including at 325 Binney Street in our Cambridge submarket, 15 Necco Street in our Seaport Innovation District submarket, and 751 Gateway Boulevard in our South San Francisco
submarket. Excluding the impact of these initial free rent concessions, same property net operating income changes (cash basis) for the three and six months ended June 30, 2025 would have been (1.8)% and (0.8)%, respectively.
(3)Decrease in total net operating income includes the impact of operating properties disposed of after January 1, 2024. Excluding these dispositions, net operating income for the three and six months ended June 30, 2025 would have increased by 4.0% and 3.2%, respectively, over the corresponding periods in 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	22

Leasing Activity
June 30, 2025
(Dollars per RSF)

	Three Months Ended			Six Months Ended			Year Ended
	June 30, 2025			June 30, 2025			December 31, 2024
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	5.5%		6.1%	13.2%		6.9%	16.9%	7.2%
New rates	$64.78		$68.27	$60.11		$59.72	$65.48	$64.18
Expiring rates	$61.38		$64.36	$53.10		$55.84	$56.01	$59.85
RSF	483,409			1,367,817			3,888,139
Tenant improvements/leasing commissions	$49.59			$80.68	(2)		$46.89
Weighted-average lease term	9.4 years			9.8 years			8.5 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$58.12		$58.73	$55.31		$55.61	$59.44	$57.34
RSF	286,406			432,551			1,165,815
Weighted-average lease term	12.3 years			11.5 years			10.0 years

Leasing activity summary (totals):
New rates	$62.30		$64.72	$58.96		$58.73	$64.16	$62.68
RSF	769,815	(4)		1,800,368			5,053,954
Weighted-average lease term	10.5 years			10.2 years			8.9 years

Lease expirations(1)
Expiring rates	$63.31		$63.62	$53.95		$55.17	$53.82	$57.24
RSF	825,583			2,748,631			5,005,638
Leasing activity includes 100% of results for properties in North America in which we have an investment.
(1)Excludes month-to-month leases aggregating 163,493 RSF and 136,131 RSF as of June 30, 2025 and December 31, 2024, respectively. During the trailing twelve months ended June 30, 2025, we granted free rent concessions averaging 0.9 months per annum.
(2)Includes tenant improvements and leasing commissions for one 11.4-year lease, executed during the three months ended March 31, 2025, at the Alexandria Technology Square® Megacampus in our Cambridge submarket aggregating 119,280 RSF. Excluding this lease, tenant improvements and leasing commissions per RSF for the six months ended June 30, 2025 was $47.01.
(3)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.
(4)In July 2025, we executed the largest life science lease in company history with a long-standing multinational pharmaceutical tenant for a 16-year expansion build-to-suit lease, aggregating 466,598 RSF, located on the
Campus Point by Alexandria Megacampus in our University Town Center submarket. If this were included in the leasing volume for 2Q25, the total leased RSF would have increased to 1.2 million RSF for 2Q25 from
769,815 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	23

Contractual Lease Expirations
June 30, 2025

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2025 (2)	1,320,692	3.7%	$51.73	3.3%
2026	3,137,647	8.9%	$57.29	8.8%
2027	3,393,561	9.6%	$50.88	8.4%
2028	4,015,759	11.4%	$50.83	10.0%
2029	2,286,491	6.5%	$48.02	5.4%
2030	3,078,313	8.7%	$43.50	6.5%
2031	3,585,208	10.2%	$54.35	9.5%
2032	993,042	2.8%	$57.50	2.8%
2033	2,592,303	7.3%	$47.59	6.0%
2034	3,063,408	8.7%	$68.56	10.2%
Thereafter	7,838,957	22.2%	$76.19	29.1%

Market	2025 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2026 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment	Remaining Expiring Leases(4)	Total

Greater Boston	214,399	—	—	145,329	359,728	$35.89	60,418	11,897	—	514,566	586,881	$89.16
San Francisco Bay Area	134,423	10,208	—	279,182	423,813	95.48	28,454	—	—	686,304	714,758	72.57
San Diego	23,327	—	—	68,081	91,408	55.21	—	—	—	846,084	846,084	48.90
Seattle	1,868	—	—	54,781	56,649	32.64	29,604	50,552	—	111,720	191,876	30.42
Maryland	41,283	—	—	23,469	64,752	22.61	—	—	—	255,147	255,147	18.85
Research Triangle	10,478	8,368	—	34,461	53,307	43.56	19,753	—	—	159,362	179,115	39.19
New York City	—	—	—	30,384	30,384	96.62	—	—	—	73,363	73,363	103.16
Texas	—	—	198,972	—	198,972	N/A	—	—	—	—	—	—
Canada	—	—	—	40,679	40,679	10.65	—	247,743	—	1,755	249,498	21.57
Non-cluster/other markets	—	—	—	1,000	1,000	N/A	—	9,266	—	31,659	40,925	85.36
Total	425,778	18,576	198,972	677,366	1,320,692	$51.73	138,229	319,458	—	2,679,960	3,137,647	$57.29
Percentage of expiring leases	32%	1%	15%	52%	100%		4%	10%	0%	86%	100%
Contractual lease expirations for properties classified as held for sale as of June 30, 2025 are excluded from the information on this page.
(1)Represents amounts in effect as of June 30, 2025.
(2)Excludes month-to-month leases aggregating 163,493 RSF as of June 30, 2025.
(3)Primarily represents assets that were recently acquired for future development or redevelopment opportunities, for which we expect, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development. As of June 30, 2025, the weighted-average annual rental revenue and expiration date of these leases expiring in 2025 is $895 thousand and July 1, 2025, respectively.
Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(4)Includes 12 properties primarily located in Greater Boston, the San Francisco Bay Area, and San Diego markets aggregating 868,289 RSF with a weighted-average lease expiration date of February 9, 2026 and annual rental revenue aggregating $70 million and are expected to be re-leased to new tenants, including the following:
(i)Three properties aggregating 213,705 RSF in our Greater Stanford submarket that were recently acquired and we are evaluating options to reposition the campus for advanced technology use;
(ii)One property aggregating 118,225 RSF in our Torrey Pines submarket for which we are evaluating options to re-lease or reposition the space from single tenancy to multi-tenancy; and
(iii)One lease expiration aggregating 34,714 RSF at our Alexandria Technology Square Megacampus in our Cambridge submarket for which we are in the process of repositioning the building for multi-tenant use.
We continue to evaluate the business plans and re-leasing strategies for these projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	24

Top 20 Tenants
June 30, 2025
(Dollars in thousands, except average market cap amounts)

89% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)		Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap (in billions)

								Moody’s	S&P
1	Bristol-Myers Squibb Company(2)	5.8		1,312,184	$113,542		5.5%	A2	A	$106.0
2	Eli Lilly and Company	9.3		1,086,165	91,233		4.4	Aa3	A+	$791.0
3	Moderna, Inc.	10.9		496,814	88,729		4.3	—	—	$19.5
4	Takeda Pharmaceutical Company Limited	9.9		549,759	47,899		2.3	Baa1	BBB+	$45.0
5	AstraZeneca PLC	6.4		450,848	39,637		1.9	A1	A+	$227.0
6	Eikon Therapeutics, Inc.(3)	13.5		311,806	38,913		1.9	—	—	$—
7	Roche	7.7		647,069	36,373		1.7	Aa2	AA	$255.0
8	Illumina, Inc.	5.4		857,967	35,924		1.7	Baa3	BBB	$18.1
9	Alphabet Inc.	2.3		625,015	34,899		1.7	Aa2	AA+	$2,120.0
10	United States Government	5.1		429,359	29,502	(4)	1.4	Aaa	AA+	$—
11	Uber Technologies, Inc.	57.3	(5)	1,009,188	27,809		1.3	Baa1	BBB	$155.0
12	Novartis AG	3.1		387,563	27,709		1.3	Aa3	AA-	$238.0
13	Cloud Software Group, Inc.	1.0	(6)	292,013	26,446		1.3	—	—	$—
14	Boston Children's Hospital	11.7		309,231	26,294		1.3	Aa2	AA	$—
15	The Regents of the University of California	9.9		363,974	25,309		1.2	Aa2	AA	$—
16	Sanofi	5.5		267,278	21,851		1.0	Aa3	AA	$132.0
17	New York University	7.1		218,983	21,110		1.0	Aa2	AA-	$—
18	Merck & Co., Inc.	8.2		333,124	21,001		1.0	Aa3	A+	$250.0
19	Charles River Laboratories, Inc.	10.0		250,905	20,535		1.0	—	—	$8.9
20	Massachusetts Institute of Technology	4.5		242,428	20,529		1.0	Aaa	AAA	$—
	Total/weighted-average	9.4	(5)	10,441,673	$795,244		38.2%
Annual rental revenue and RSF include 100% of each property managed by us in North America. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the
Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of June 30, 2025.
(2)During the three months ended June 30, 2025, Bristol-Myers Squibb Company acquired 2seventy bio, Inc., which was a Top 20 tenant as of March 31, 2025.
(3)Eikon Therapeutics, Inc. is a private biotechnology company led by renowned biopharma executive Roger Perlmutter, formerly an executive vice president at Merck & Co., Inc. As of February 25, 2025, the company has raised over
$1.2 billion in private venture capital funding.
(4)Includes leases, which are not subject to annual appropriations, with governmental entities such as the National Institutes of Health and the General Services Administration. Approximately 3% of the annual rental revenue derived from our leases with the United States Government is cancellable prior to the lease expiration date.
(5)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.6 years as of June 30, 2025.
(6)Represents one lease encompassing four properties acquired in 2022 that we expect to reposition upon lease expiration. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the properties. Refer to footnote 4 in “Contractual lease expirations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	25

Summary of Properties and Occupancy
June 30, 2025
(Dollars in thousands, except per RSF amounts)

Solid Historical Occupancy of 95% Over Past 10 Years(1) From Historically
Strong Demand for Our Class A/A+ Properties in AAA Locations
Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,270,787	632,850	1,626,322	11,529,959	26%	65	$731,510	35%	$87.55
San Francisco Bay Area	7,991,106	212,796	344,934	8,548,836	20	64	459,269	22	69.82
San Diego	6,851,449	784,590	—	7,636,039	17	74	324,236	16	49.91
Seattle	3,178,090	227,577	—	3,405,667	8	45	130,470	6	45.45
Maryland	3,848,923	—	—	3,848,923	9	50	155,975	7	43.70
Research Triangle	3,825,870	—	—	3,825,870	9	38	107,155	5	30.19
New York City	921,800	—	—	921,800	2	4	75,006	4	91.48
Texas	1,845,159	—	73,298	1,918,457	4	15	37,761	2	24.93
Canada	979,575	—	56,314	1,035,889	2	11	20,208	1	22.74
Non-cluster/other markets	349,099	—	—	349,099	1	10	14,577	1	57.54
Properties held for sale	679,383	—	—	679,383	2	8	25,063	1	43.66
North America	39,741,241	1,857,813	2,100,868	43,699,922	100%	384	$2,081,230	100%	$58.68
		3,958,681
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	6/30/25		3/31/25	6/30/24	6/30/25	3/31/25	6/30/24
Greater Boston	90.1%	(2)	91.8%	94.2%	76.7%	78.4%	81.7%
San Francisco Bay Area	88.9	(2)	90.3	94.0	85.2	86.3	90.7
San Diego	94.8		94.3	95.1	94.8	94.3	95.1
Seattle	90.3		91.5	94.7	90.3	91.5	93.7
Maryland	93.9		94.1	96.5	93.9	94.1	96.5
Research Triangle	92.8	(2)	93.4	97.4	92.8	93.4	97.4
New York City	88.9	(3)	87.6	85.1	88.9	87.6	85.1
Texas	82.1	(2)	82.1	95.5	78.9	78.9	91.8
Subtotal	91.0		91.8	94.7	86.3	87.1	90.2
Canada	90.7		94.6	94.9	85.8	82.4	82.5
Non-cluster/other markets	72.6		73.0	75.6	72.6	73.0	75.6
North America	90.8%	(2)(4)	91.7%	94.6%	86.2%	86.9%	89.9%

(1)Represents the average occupancy percentage of operating properties as of each December 31 from 2016 through 2024 and as of June 30, 2025.
(2)Includes previously disclosed lease expirations that became vacant in 1Q25 aggregating 768,080 RSF across six properties and in four submarkets comprising the following: (i) 182,054 RSF at the Alexandria Technology
Square® Megacampus in our Cambridge submarket, (ii) 234,249 RSF at 409 Illinois Street in our Mission Bay submarket, (iii) one property aggregating 104,531 RSF in our Research Triangle market, and (iv) two properties aggregating 247,246 RSF in our Austin submarket. As of June 30, 2025, 153,658 RSF was leased with a weighted-average lease commencement date of April 30, 2026, and we expect to favorably resolve the remaining
614,422 RSF over the next several quarters.
(3)The Alexandria Center® for Life Science – New York City Megacampus is 97.8% occupied as of June 30, 2025. Occupancy percentage in our New York City market reflects vacancy at the Alexandria Center® for Life
Science – Long Island City property, which was 52.2% occupied as of June 30, 2025.
(4)Includes temporary vacancies as of June 30, 2025 aggregating 668,795 RSF, or 1.7%, primarily in the Greater Boston, San Francisco Bay Area, and San Diego markets, which are leased and expected to be occupied upon completion of building and/or tenant improvements. The weighted-average expected delivery date is January 2, 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	26

Property Listing
June 30, 2025
(Dollars in thousands)

Our Megacampus™ Properties Account for 75% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Megacampus: Alexandria Center® at Kendall Square	2,213,867	—	—	2,213,867	8	$211,592	97.4%	97.4%
50(1), 60(1), 75/125(1), 90, 100(1), and 225(1) Binney Street, 140 First Street, and 300 Third Street(1)
Megacampus: Alexandria Center® at One Kendall Square	1,284,337	—	104,956	1,389,293	12	144,417	94.2	87.1
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Megacampus: Alexandria Technology Square®	1,190,888	—	—	1,190,888	7	96,651	79.5	79.5
100, 200, 300, 400, 500, 600, and 700 Technology Square
Megacampus: The Arsenal on the Charles	751,316	36,444	333,758	1,121,518	13	45,819	79.6	55.1
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Megacampus: 480 Arsenal Way, 446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue(1)	623,056	204,395	—	827,451	6	27,508	95.9	95.9
Cambridge/Inner Suburbs	6,063,464	240,839	438,714	6,743,017	46	525,987	90.9	84.7
Fenway
Megacampus: Alexandria Center® for Life Science – Fenway	1,295,745	392,011	137,675	1,825,431	3	99,477	87.2	78.8
401 and 421 Park Drive and 201 Brookline Avenue
Seaport Innovation District
5 and 15(1) Necco Street	459,395	—	—	459,395	2	47,345	96.6	96.6
Seaport Innovation District	459,395	—	—	459,395	2	47,345	96.6	96.6
Route 128
Megacampus: Alexandria Center® for Life Science – Waltham	466,094	—	596,064	1,062,158	5	39,741	100.0	43.9
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,194	97.0	97.0
Route 128	1,051,320	—	596,064	1,647,384	8	53,935	98.3	62.8
Other	400,863	—	453,869	854,732	6	4,766	59.7	28.0
Greater Boston	9,270,787	632,850	1,626,322	11,529,959	65	$731,510	90.1%	76.7%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	27

Property Listing (continued)
June 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF					Number of Properties	Annual Rental Revenue	Occupancy Percentage

								Operating	Operating and Redevelopment
	Operating	Development		Redevelopment	Total

San Francisco Bay Area
Mission Bay
Megacampus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,023,185	212,796	(3)	—	2,235,981	10	$78,852	82.5%	82.5%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450(3), 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,023,185	212,796		—	2,235,981	10	78,852	82.5	82.5
South San Francisco
Megacampus: Alexandria Technology Center® – Gateway(1)	1,431,608	—		237,684	1,669,292	12	76,715	81.3	69.7
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	812,453	—		107,250	919,703	5	52,990	100.0	88.3
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	504,235	—		—	504,235	3	32,001	88.0	88.0
201 Haskins Way and 400 and 450 East Jamie Court
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—		—	445,232	2	2,359	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Center® for Life Science – Millbrae(1)	285,346	—		—	285,346	1	35,828	100.0	100.0
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—		—	155,685	1	10,908	100.0	100.0
South San Francisco	3,634,559	—		344,934	3,979,493	24	210,801	91.0	83.1
Greater Stanford
Megacampus: Alexandria Center® for Life Science – San Carlos	738,038	—		—	738,038	9	44,886	88.1	88.1
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	704,716	—		—	704,716	9	72,225	97.0	97.0
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—		—	340,103	5	23,597	82.9	82.9
3875 Fabian Way	228,000	—		—	228,000	1	9,642	100.0	100.0
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	198,548	—		—	198,548	3	12,893	89.4	89.4
2100 and 2200 Geng Road	62,526	—		—	62,526	2	2,732	100.0	100.0
3350 West Bayshore Road	61,431	—		—	61,431	1	3,641	73.2	73.2
Greater Stanford	2,333,362	—		—	2,333,362	30	169,616	91.2	91.2
San Francisco Bay Area	7,991,106	212,796		344,934	8,548,836	64	$459,269	88.9%	85.2%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.
(3)Represents a multi-tenant project expanding the Alexandria Center® for Science and Technology – Mission Bay Megacampus, where we have a 25% interest. During the three months ended December 31, 2024, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project. During the three months ended June 30, 2025, the institution decided to pursue a long-term lease at the project instead of a condominium sale. As a result, we added back the 103,361 RSF to our presentation of the development project.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	28

Property Listing (continued)
June 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Megacampus: One Alexandria Square	968,527	122,302	—	1,090,829	10	$62,077	88.2%	88.2%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, 10955, and 10970 Alexandria Way, 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	299,138	—	—	299,138	3	13,263	79.7	79.7
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	218,459	—	—	218,459	4	14,656	97.7	97.7
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,486,124	122,302	—	1,608,426	17	89,996	87.9	87.9
University Town Center
Megacampus: Campus Point by Alexandria(1)	1,310,696	426,927	—	1,737,623	8	81,788	98.8	98.8
9880(2), 10210, 10290, and 10300 Campus Point Drive and 4135, 4155, 4224, and 4242 Campus Point Court
Megacampus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,520	100.0	100.0
University Town Center	2,267,031	426,927	—	2,693,958	15	118,286	99.3	99.3
Sorrento Mesa
Megacampus: SD Tech by Alexandria(1)	816,048	235,361	—	1,051,409	11	37,003	96.0	96.0
9605, 9645, 9675, 9725, 9735, 9808, 9855, and 9868 Scranton Road, and 10055, 10065, and 10075 Barnes Canyon Road
Megacampus: Sequence District by Alexandria	671,039	—	—	671,039	6	23,458	100.0	100.0
6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	9,352	92.8	92.8
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	11,379	100.0	100.0
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,222	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,621	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	2,103	100.0	100.0
Sorrento Mesa	2,774,910	235,361	—	3,010,271	33	106,339	97.4	97.4
Sorrento Valley
3911, 3931, 3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	151,406	—	—	151,406	6	2,866	42.7	42.7
11045 and 11055 Roselle Street	43,233	—	—	43,233	2	2,191	96.3	96.3
Sorrento Valley	194,639	—	—	194,639	8	5,057	54.6	54.6
Other	128,745	—	—	128,745	1	4,558	100.0	100.0
San Diego	6,851,449	784,590	—	7,636,039	74	$324,236	94.8%	94.8%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	29

Property Listing (continued)
June 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle
Lake Union
Megacampus: Alexandria Center® for Life Science – Eastlake	1,151,672	—	—	1,151,672	9	$73,275	93.8%	93.8%
1150, 1201(1), 1208(1), 1551, 1600, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union	381,380	227,577	—	608,957	3	21,811	99.6	99.6
400(1) and 701 Dexter Avenue North and 428 Westlake Avenue North
219 Terry Avenue North	31,797	—	—	31,797	1	1,368	56.9	56.9
Lake Union	1,564,849	227,577	—	1,792,426	13	96,454	94.5	94.5
Elliott Bay
410 West Harrison Street and 410 Elliott Avenue West	20,101	—	—	20,101	2	710	100.0	100.0
Bothell
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	1,065,194	—	—	1,065,194	22	21,113	86.3	86.3

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522,
22722, and 22745 29th Drive Southeast, 21540, 22213 and 22309 30th
Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street
Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	464,889	—	—	464,889	6	11,527	83.9	83.9
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,530,083	—	—	1,530,083	28	32,640	85.6	85.6
Other	63,057	—	—	63,057	2	666	100.0	100.0
Seattle	3,178,090	227,577	—	3,405,667	45	130,470	90.3	90.3

Maryland
Rockville
Megacampus: Alexandria Center® for Life Science – Shady Grove	1,691,960	—	—	1,691,960	20	92,343	94.4	94.4
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,508	—	—	131,508	1	4,324	100.0	100.0
1405 and 1450(1) Research Boulevard	114,182	—	—	114,182	2	2,958	72.8	72.8
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,108	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,976	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	2,193,566	—	—	2,193,566	28	$108,151	94.3%	94.3%
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	30

Property Listing (continued)
June 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,061	—	—	619,061	9	$19,642	93.6%	93.6%
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,300	—	—	486,300	7	17,692	95.1	95.1
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	1,858	100.0	100.0
401 Professional Drive	63,207	—	—	63,207	1	1,434	82.7	82.7
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,327,524	—	—	1,327,524	20	43,067	94.4	94.4
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,050	100.0	100.0
101 West Dickman Street(1)	135,949	—	—	135,949	1	1,707	75.0	75.0
Beltsville	327,833	—	—	327,833	2	4,757	89.6	89.6
Maryland	3,848,923	—	—	3,848,923	50	155,975	93.9	93.9

Research Triangle
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham	2,214,887	—	—	2,214,887	16	54,090	97.6	97.6
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle	711,490	—	—	711,490	6	29,518	93.2	93.2
6, 8, 10, and 12 Davis Drive and 5 and 9 Laboratory Drive
Megacampus: Alexandria Center® for Sustainable Technologies	364,493	—	—	364,493	7	7,283	60.7	60.7
104, 108, 110, 112, and 114 TW Alexander Drive and 5 and 7 Triangle Drive
Alexandria Technology Center® – Alston	155,731	—	—	155,731	3	2,755	82.2	82.2
100, 800, and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,722	—	—	136,722	3	4,222	98.3	98.3
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
601 Keystone Park Drive	77,595	—	—	77,595	1	2,313	100.0	100.0
Research Triangle	3,825,870	—	—	3,825,870	38	$107,155	92.8%	92.8%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	31

Property Listing (continued)
June 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Megacampus: Alexandria Center® for Life Science – New York City	742,700	—	—	742,700	3	$69,318	97.8%	97.8%
430 and 450 East 29th Street
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	5,688	52.2	52.2
30-02 48th Avenue
New York City	921,800	—	—	921,800	4	75,006	88.9	88.9

Texas
Austin
Megacampus: Intersection Campus	1,525,359	—	—	1,525,359	12	33,694	83.0	83.0
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	895	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	34,589	84.9	84.9
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	3,172	41.5	25.8
8800 Technology Forest Place
Texas	1,845,159	—	73,298	1,918,457	15	37,761	82.1	78.9

Canada	979,575	—	56,314	1,035,889	11	20,208	90.7	85.8

Non-cluster/other markets	349,099	—	—	349,099	10	14,577	72.6	72.6

North America, excluding properties held for sale	39,061,858	1,857,813	2,100,868	43,020,539	376	2,056,167	90.8%	86.2%

Properties held for sale	679,383	—	—	679,383	8	25,063	84.5%	84.5%

Total – North America	39,741,241	1,857,813	2,100,868	43,699,922	384	$2,081,230
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	32

Investments in Real Estate
June 30, 2025

ALEXANDRIA’S DEVELOPMENT AND REDEVELOPMENT
DELIVERIES ARE EXPECTED TO PROVIDE INCREMENTAL
GROWTH IN ANNUAL NET OPERATING INCOME

Placed Into Service	Near-Term Deliveries	Intermediate-Term Deliveries
1H25	3Q25–4Q26	2027–2028

$52M	$139M	$261M

96% Occupied	84% Leased/Negotiating	28% Leased/Negotiating

527,268 RSF	1.2 million RSF	3.3 million RSF
(4)
(2)
(5)
(1)
(3)
Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Excludes incremental annual net operating income from recently delivered spaces aggregating 22,005 RSF that are vacant and/or unleased as of June 30, 2025.
(2)Includes expected partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond, including speculative future leasing that is not yet fully committed. Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 3Q25 through 4Q26 is projected to be $103 million. Refer to the initial and stabilized occupancy years under “New Class A/A+
development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(3)Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 2027 through 2028 is projected to be $236 million.
(4)Represents the leased/negotiating percentage of development and redevelopment projects that are expected to stabilize during 2H25 and 2026.
(5)Represents the RSF related to projects expected to stabilize by 4Q26. Does not include RSF for partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	33

Investments in Real Estate (continued)
June 30, 2025
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Under Construction		100% Pre-leased Committed Near Term(1)
	Operating	2025 and 2026	2027 and Beyond		Future	Subtotal	Total
Square footage
Operating	39,061,858	—	—	—	—	—	39,061,858
Future Class A/A+ development and redevelopment properties	—	1,155,041	2,803,640	466,598	24,754,090	29,179,369	29,179,369
Future development and redevelopment square feet currently included in rental properties(2)	—	—	—	(52,620)	(2,525,858)	(2,578,478)	(2,578,478)
Total square footage, excluding properties held for sale	39,061,858	1,155,041	2,803,640	413,978	22,228,232	26,600,891	65,662,749

Properties held for sale	679,383	—	—	—	878,205	878,205	1,557,588
Total square footage	39,741,241	1,155,041	2,803,640	413,978	23,106,437	27,479,096	67,220,337

Investments in real estate
Gross book value as of June 30, 2025(3)	$29,681,626	$1,128,865	$2,657,516	$19,965	$4,819,006	$8,625,352	$38,306,978

(1)Represents a single-tenant project that expands the existing Campus Point by Alexandria Megacampus, where we currently have a 55% interest. The project is fully leased to a longtime multinational pharmaceutical tenant that currently occupies two buildings within the Megacampus, one building aggregating 52,620 RSF and another building aggregating 52,853 RSF. At the end of 2025, the tenant will vacate the 52,620 RSF building to allow for the demolition and development of the new, build-to-suit life science building at this site. Upon delivery of the new purpose-built property anticipated to occur in 2028, the tenant will vacate the 52,853 RSF building to allow for the construction of an amenity which will service the entire Megacampus. We expect to fund the majority of future construction costs at the Megacampus until our ownership interest increases from 55% to 75%, after which future capital would be contributed pro-rata with our joint venture partner.
(2)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including future development and redevelopment square feet currently included in rental properties.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheet. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	34

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
June 30, 2025
(Dollars in thousands)

Incremental Annual Net Operating Income Generated From 1H25 Deliveries
Aggregated $52 Million, Including $15 Million(1) in 2Q25

230 Harriet Tubman Way	10935, 10945, and 10955 Alexandria Way(2)	10075 Barnes Canyon Road
San Francisco Bay Area/ South San Francisco	San Diego/Torrey Pines	San Diego/Sorrento Mesa
285,346 RSF	212,694 RSF	17,718 RSF
100% Occupancy	100% Occupancy	100% Occupancy

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(4)		Total Project			Unlevered Yields
	2Q25 Delivery Date(3)		Prior to 1/1/25	1Q25	2Q25		Total						Initial Stabilized		Initial Stabilized (Cash Basis)
										RSF	Investment
Development projects
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	N/A	48.5%	—	285,346	—		285,346	100%		285,346	476,000		7.5%		6.2%
10935, 10945, and 10955 Alexandria Way/San Diego/ Torrey Pines	5/11/25	100%	93,492	—	119,202		212,694	100%		334,996	480,000	(5)	7.2	(5)	6.9	(5)
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	N/A	50.0%	—	17,718	—		17,718	100%		253,079	321,000		5.5		5.7
Redevelopment projects
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	N/A(6)	50.0%	67,017	—	22,005	(6)	89,022	75%	(6)	326,706	487,000		5.0		5.1
Canada	5/29/25	100%	78,487	6,430	76,567		161,484	100%		250,790	115,000		6.0		6.0
Weighted average/total	5/14/25		238,996	309,494	217,774		766,264			1,450,917	$1,879,000		6.3%		6.0%

Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details on the square footage in service and under construction, if applicable.
(1)Excludes incremental annual net operating income from recently delivered spaces aggregating 22,005 RSF that are vacant and/or unleased as of June 30, 2025. Refer to footnote 6 below.
(2)Image represents 10955 Alexandria Way on the One Alexandria Square Megacampus.
(3)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(4)Occupancy relates to total operating RSF placed in service as of the most recent delivery.
(5)Improvements of 100 bps and 110 bps in initial stabilized yield and initial stabilized yield (cash basis), respectively, were primarily driven by leasing space at higher rental rates than previously underwritten and a $23 million reduction in total investment due to construction cost savings from overall project efficiencies.
(6)Represents a turnkey space delivered vacant and unleased that did not generate incremental annual net operating income as of June 30, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	35

New Class A/A+ Development and Redevelopment Properties: 2025 and 2026 Stabilization (“Near-Term Deliveries”)
June 30, 2025

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	10935, 10945, and 10955 Alexandria Way(2)
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	San Diego/Torrey Pines
204,395 RSF	36,444 RSF	122,302 RSF
76% Leased/Negotiating	92% Leased/Negotiating	100% Leased

4135 Campus Point Court	10075 Barnes Canyon Road	8800 Technology Forest Place
San Diego/ University Town Center	San Diego/Sorrento Mesa	Texas/Greater Houston
426,927 RSF	235,361 RSF	73,298 RSF
100% Leased	68% Leased/Negotiating	41% Leased/Negotiating

(1)Image represents 500 North Beacon Street on The Arsenal on the Charles Megacampus.
(2)Image represents 10955 Alexandria Way on the One Alexandria Square Megacampus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	36

New Class A/A+ Development and Redevelopment Properties: 2027 and Beyond Stabilization (“Intermediate-Term Deliveries”)
June 30, 2025

311 Arsenal Street	421 Park Drive	401 Park Drive	40, 50, and 60 Sylvan Road(1)
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Fenway	Greater Boston/Route 128
333,758 RSF	392,011 RSF	137,675 RSF	596,064 RSF

1450 Owens Street	651 Gateway Boulevard	269 East Grand Avenue	701 Dexter Avenue North
San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco	Seattle/Lake Union
212,796 RSF(2)	237,684 RSF	107,250 RSF	227,577 RSF

(1)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham Megacampus. The project is expected to capture demand in our Route 128 submarket.
(2)Image represents a multi-tenant project expanding the Alexandria Center® for Science and Technology – Mission Bay Megacampus, where we have a 25% interest. During the three months ended December 31, 2024, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project. During the three months ended June 30, 2025, the institution decided to pursue a long-term lease at the project instead of a condominium sale. As a result, we added back the 103,361 RSF to our presentation of the development project.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	37

New Class A/A+ Development and Redevelopment Properties: Current Projects
June 30, 2025

Property/Market/Submarket		Square Footage			Percentage			Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/ Negotiating		Initial	Stabilized
Under construction
2025 and 2026 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	116,414	204,395	320,809	52%	76%		4Q23	2026
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	211,574	36,444	248,018	92	92		1Q24	2025
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	Dev	212,694	122,302	334,996	100	100		4Q24	2025
4135 Campus Point Court/San Diego/University Town Center	Dev	—	426,927	426,927	100	100		2026	2026
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	17,718	235,361	253,079	68	68		1Q25	2026
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094	73,298	123,392	41	41		2Q23	2026
Canada	Redev	194,476	56,314	250,790	78	80		3Q23	2025
		802,970	1,155,041	1,958,011	80	84

2027 and beyond stabilization
One Hampshire Street/Greater Boston/Cambridge	Redev	—	104,956	104,956	—	—		2027	2028
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	Redev	56,904	333,758	390,662	7	7		2027	2027
421 Park Drive/Greater Boston/Fenway	Dev	—	392,011	392,011	13	13		2027	2028
401 Park Drive/Greater Boston/Fenway	Redev	—	137,675	137,675	—	—		2026	2027
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—	596,064	596,064	33	33		2026	2027
Other/Greater Boston	Redev	—	453,869	453,869	—	—		2027	2027
1450 Owens Street/San Francisco Bay Area/Mission Bay(2)	Dev	—	212,796	212,796	—	49	(2)	2026	2027
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco(3)	Redev	89,022	237,684	326,706	21	21		1Q24	2027
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	Redev	—	107,250	107,250	—	—		2026	2027
701 Dexter Avenue North/Seattle/Lake Union	Dev	—	227,577	227,577	23	23		2026	2027
		145,926	2,803,640	2,949,566

100% Pre-leased committed near-term project expected to commence construction in the next year
Campus Point by Alexandria/San Diego/University Town Center(4)	Dev	—	466,598	466,598	100	100		2028	2028

Total 2027 and beyond stabilization and committed near-term project		145,926	3,270,238	3,416,164	25	28

		948,896	4,425,279	5,374,175	45%	49%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)Represents a multi-tenant project expanding the Alexandria Center® for Science and Technology – Mission Bay Megacampus, where we have a 25% interest. During the three months ended December 31, 2024, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project. During the three months ended June 30, 2025, the institution decided to pursue a long-term lease at the project instead of a condominium sale. As a result, we added back the 103,361 RSF and the related book basis to our presentation of the development project.
(3)We continue to build out this project on a floor-by-floor basis. As of 2Q25, the remaining cost to complete is $138 million, or 28% of the total cost at completion.
(4)Represents a single-tenant project that expands the existing Campus Point by Alexandria Megacampus, where we currently have a 55% interest. The project is fully leased to a longtime multinational pharmaceutical tenant that currently occupies two buildings within the Megacampus, one building aggregating 52,620 RSF and another building aggregating 52,853 RSF.  At the end of 2025, the tenant will vacate the 52,620 RSF building to allow for the demolition and development of the new, build-to-suit life science building at this site. Upon delivery of the new purpose-built property anticipated to occur in 2028, the tenant will vacate the 52,853 RSF building to allow for the construction of an amenity which will service the entire Megacampus. We expect to fund the majority of future construction costs at the Megacampus until our ownership interest increases from 55% to 75%, after which future capital would be contributed pro-rata with our joint venture partner.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	38

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

June 30, 2025
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2025 and 2026 stabilization with 84% leased/negotiating
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	76.9%	$136,692	$217,195	$90,113		$444,000		6.0%	6.8%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	376,928	45,565	4,507		427,000		6.2%	5.5%
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	100%	258,106	218,712	3,182		480,000		7.2%	6.9%
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	380,816	143,184		524,000		7.3%	6.2%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	16,646	205,116	99,238		321,000		5.5%	5.7%
8800 Technology Forest Place/Texas/Greater Houston	100%	60,360	46,373	5,267		112,000		6.3%	6.0%
Canada	100%	96,895	15,088	3,017		115,000		6.0%	6.0%
		945,627	1,128,865

2027 and beyond stabilization(1)
One Hampshire Street/Greater Boston/Cambridge	100%	—	170,821	TBD
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	100%	21,613	291,434
421 Park Drive/Greater Boston/Fenway	100%	—	533,157
401 Park Drive/Greater Boston/Fenway	100%	—	170,697
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	480,940
Other/Greater Boston	100%	—	157,989
1450 Owens Street/San Francisco Bay Area/Mission Bay	25.0%	—	242,946
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	116,544	232,366	138,090		487,000		5.0%	5.1%
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	100%	—	93,905	TBD
701 Dexter Avenue North/Seattle/Lake Union	100%	—	283,261
		138,157	2,657,516
		1,083,784	3,786,381
100% Pre-leased committed near-term project expected to commence construction in the next year
Campus Point by Alexandria/San Diego/University Town Center	55.0%	—	19,965	640,035		660,000		7.3%	6.5%

Total		$1,083,784	$3,806,346	$2,880,000	(2)	$7,780,000	(2)

Our share of investment(2)(3)		$990,000	$3,180,000	$2,440,000		$6,610,000
Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2027 and beyond over the next several quarters.
(2)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD. Total cost to complete for our development and redevelopment projects under construction have not been adjusted for the potential impact related to higher materials costs associated with potential tariffs. We are still evaluating the potential impact on costs and returns that can be significantly impacted by tariffs, the amount of foreign materials required, and/or the higher cost of domestic materials.
(3)Represents our share of investment based on our ownership percentage upon completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	39

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
June 30, 2025
(Dollars in thousands)

74% of Our Total Development and Redevelopment Pipeline RSF
Is Within Our Megacampus™ Ecosystems

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Committed Near Term	Future	Total(1)

Greater Boston
Megacampus: Alexandria Center® at One Kendall Square/Cambridge	100%	$170,821	104,956	—	—	104,956
One Hampshire Street
Megacampus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	348,966	370,202	—	34,157	404,359
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Megacampus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue/Cambridge/Inner Suburbs	(2)	308,792	204,395	—	902,000	1,106,395
446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue
Megacampus: Alexandria Center® for Life Science – Fenway/Fenway	100%	703,854	529,686	—	—	529,686
401 and 421 Park Drive
Megacampus: Alexandria Center® for Life Science – Waltham/Route 128	100%	544,558	596,064	—	515,000	1,111,064
40, 50, and 60 Sylvan Road, and 35 Gatehouse Drive
Megacampus: Alexandria Center® at Kendall Square/Cambridge	100%	209,528	—	—	174,500	174,500
100 Edwin H. Land Boulevard
Megacampus: Alexandria Technology Square®/Cambridge	100%	8,239	—	—	100,000	100,000
Megacampus: 285, 299, 307, and 345 Dorchester Avenue/Seaport Innovation District	60.0%	293,055	—	—	1,040,000	1,040,000
10 Necco Street/Seaport Innovation District	100%	105,734	—	—	175,000	175,000
215 Presidential Way/Route 128	100%	6,816	—	—	112,000	112,000
Other development and redevelopment projects	100%	373,732	453,869	—	1,348,541	1,802,410
		$3,074,095	2,259,172	—	4,401,198	6,660,370
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 76.9% interest in 99 Coolidge Avenue aggregating 204,395 RSF and a 100% interest in 446, 458, 500, and 550 Arsenal Street aggregating 902,000 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	40

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction		Committed Near Term	Future	Total(1)

San Francisco Bay Area
Megacampus: Alexandria Center® for Science and Technology – Mission Bay/ Mission Bay	25.0%	$242,946	(2)	212,796	(2)	—	—	212,796
1450 Owens Street
Megacampus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	258,932		237,684		—	291,000	528,684
651 Gateway Boulevard
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%	100,560		107,250		—	90,000	197,250
211(3) and 269 East Grand Avenue
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%	420,858		—		—	1,930,000	1,930,000
1122, 1150, and 1178 El Camino Real
Alexandria Center® for Life Science – Millbrae/South San Francisco	48.5%	157,008		—		—	348,401	348,401
201 and 231 Adrian Road and 30 Rollins Road
Megacampus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	471,861		—		—	1,497,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
3825 and 3875 Fabian Way/Greater Stanford	100%	161,492		—		—	478,000	478,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%	38,761		—		—	240,000	240,000
Megacampus: 88 Bluxome Street/SoMa	100%	408,649		—		—	1,070,925	1,070,925
		$2,261,067		557,730		—	5,946,156	6,503,886
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)During the three months ended December 31, 2024, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project. During the three months ended June 30, 2025, the institution decided to pursue a long-term lease instead of a condominium sale. As a result, we added back the 103,361 RSF and the related book basis to our presentation of the development project.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest		Book Value	Square Footage
				Development and Redevelopment
				Under Construction	Committed Near Term	Future	Total(1)

San Diego
Megacampus: One Alexandria Square/Torrey Pines	100%		$281,632	122,302	—	125,280	247,582
10945 Alexandria Way and 10975 and 10995 Torreyana Road
Megacampus: Campus Point by Alexandria/University Town Center	55.0%	(3)	540,207	426,927	466,598	500,859	1,394,384
10010(2), 10140(2), 10210, and 10260 Campus Point Drive and 4135, 4161, 4165, and 4224 Campus Point Court
Megacampus: SD Tech by Alexandria/Sorrento Mesa	50.0%		391,642	235,361	—	493,845	729,206
9805 Scranton Road and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%		156,121	—	—	215,000	215,000
Megacampus: 5200 Illumina Way/University Town Center	51.0%		17,458	—	—	451,832	451,832
9625 Towne Centre Drive/University Town Center	30.0%		837	—	—	100,000	100,000
Megacampus: Sequence District by Alexandria/Sorrento Mesa	100%		47,565	—	—	1,661,915	1,661,915
6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%		42,700	—	—	154,308	154,308
10256 and 10260 Meanley Drive
4075 Sorrento Valley Boulevard/Sorrento Valley	100%		28,174	—	—	144,000	144,000
Other development and redevelopment projects	(4)		78,002	—	—	475,000	475,000
			$1,584,338	784,590	466,598	4,322,039	5,573,227
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in this property.
(3)The noncontrolling interest share of our joint venture partner is anticipated to decrease to 25%, as we expect to fund the majority of future construction costs at the campus until our ownership interest increases from 55% to 75%, after which future capital would be contributed pro-rata with our partner.
(4)Includes a property in which we own a partial interest through a real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Committed Near Term	Future	Total(1)

Seattle
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union/ Lake Union	(2)	$571,319	227,577	—	1,057,400	1,284,977
601 and 701 Dexter Avenue North and 800 Mercer Street
1010 4th Avenue South/SoDo	100%	61,490	—	—	544,825	544,825
410 West Harrison Street/Elliott Bay	100%	—	—	—	91,000	91,000
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park/ Bothell	100%	19,248	—	—	230,000	230,000
21660 20th Avenue Southeast
Other development and redevelopment projects	100%	149,289	—	—	706,087	706,087
		801,346	227,577	—	2,629,312	2,856,889
Maryland
Megacampus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	24,020	—	—	296,000	296,000
9830 Darnestown Road
		24,020	—	—	296,000	296,000
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	162,011	—	—	2,060,000	2,060,000
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle/Research Triangle	100%	109,661	—	—	1,170,000	1,170,000
4 and 12 Davis Drive
Megacampus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	112,142	—	—	1,055,000	1,055,000
3029 East Cornwallis Road
Megacampus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	55,122	—	—	750,000	750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
100 Capitola Drive/Research Triangle	100%	—	—	—	65,965	65,965
Other development and redevelopment projects	100%	4,185	—	—	76,262	76,262
		$443,121	—	—	5,177,227	5,177,227
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 415,977 RSF and a 60% interest in the future development project at 800 Mercer Street aggregating 869,000 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	43

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Committed Near Term	Future		Total(1)

New York City
Megacampus: Alexandria Center® for Life Science – New York City/New York City	100%	$173,815		—	—	550,000	(2)	550,000
		173,815		—	—	550,000		550,000
Texas
Alexandria Center® for Advanced Technologies at The Woodlands/Greater Houston	100%	49,280		73,298	—	116,405		189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	10,858		—	—	250,010		250,010
Other development and redevelopment projects	100%	58,577		—	—	344,000		344,000
		118,715		73,298	—	710,415		783,713

Canada	100%	15,088		56,314	—	371,743		428,057
Other development and redevelopment projects	100%	47,478		—	—	350,000		350,000
Total pipeline as of June 30, 2025, excluding properties held for sale		8,543,083		3,958,681	466,598	24,754,090		29,179,369

Properties held for sale		82,269		—	—	878,205		878,205

Total pipeline as of June 30, 2025		$8,625,352	(3)	3,958,681	466,598	25,632,295		30,057,574

Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 2,578,478 RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction subject to market conditions and leasing. Refer to “Investments in real estate”
under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)During the three months ended September 30, 2024, we filed a lawsuit against the New York City Health + Hospitals Corporation and the New York City Economic Development Corporation for fraud and breach of contract concerning our option to ground lease a land parcel to develop a future world-class life science building within the Alexandria Center® for Life Science – New York City Megacampus. Refer to our quarterly report on Form 10-Q for the three months ended
June 30, 2025 filed with the Securities and Exchange Commission on July 21, 2025 for additional details.
(3)Includes $3.8 billion of projects that are currently under construction and one 100% pre-leased committed near-term project expected to commence construction in the next year.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	44

Construction Spending
June 30, 2025
(Dollars in thousands)

Construction spending	Six Months Ended June 30, 2025	Projected Guidance Midpoint for Year Ending December 31, 2025		Year Ended December 31, 2024

Construction of Class A/A+ properties:
Active construction projects
Under construction	$612,341	$1,240,000		$1,791,097
Future pipeline pre-construction
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	226,587	500,000		426,948
Revenue- and non-revenue-enhancing capital expenditures	127,772	415,000	(1)	273,377
Construction spending (before contributions from noncontrolling interests or tenants):	966,700	2,155,000		2,491,422
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(113,268)	(230,000)	(2)	(343,798)
Tenant-funded and -built landlord improvements	(171,153)	(175,000)		(129,152)
Total construction spending	$682,279	$1,750,000		$2,018,472
2025 guidance range for construction spending		$1,450,000 – $2,050,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction

Timing	Amount(2)
3Q25 through 2026	$203,691
2027 and beyond	93,585
Total	$297,276

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents revenue-enhancing and non-revenue-enhancing capital expenditures before contributions from noncontrolling interests and tenant-funded and tenant-built landlord improvements for the year ending December 31, 2025. Our share of the 2025 revenue-enhancing and non-revenue-enhancing capital expenditures is projected to be $340 million at the midpoint of our guidance for 2025 construction spending.
(2)Represents contractual capital commitments from existing real estate joint venture partners to fund construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	45

Capitalization of Interest
June 30, 2025
(Dollars in thousands)

Alexandria Has Been Curating and Growing Highly Desirable and Well-Amenitized Megacampus
Ecosystems In The Top Life Science Clusters For Nearly Two Decades

		Average Real Estate Basis Capitalized During 1H25		Percentage of Total Average Real Estate Basis Capitalized
	Leased/ Negotiating
Key Categories of Real Estate Basis Capitalized
Construction of Class A/A+ properties:
Development and redevelopment of projects under construction and one 100% pre-leased committed near-term project expected to commence construction in the next year
2025 and 2026 stabilization	84%	$767,453		10%
2027 and beyond stabilization	28%	2,102,723		26
Smaller redevelopments and repositioning capital projects		1,007,166	(1)	12
Key future Megacampus expansion pre-construction work		1,209,540	(2)	15
Future pipeline projects with key pre-construction milestones during 2H25 and 2026		2,979,991	(3)	37
Total average real estate basis capitalized		$8,066,873		100%
Under construction – 2025 and 2026 stabilization
(84% leased/negotiating)
Future pipeline – Key milestones in
2H25 and 2026(3)
Under construction and committed near-
term project – 2027 and beyond
(28% leased/negotiating)
Smaller redevelopments and
repositioning capital projects(1)
Future pipeline – Key
Megacampus projects(2)
Percentage of Total Average Real Estate Basis Capitalized During 1H25
(1)Includes 668,795 RSF that is leased, but not yet delivered. The weighted-average expected delivery date is January 2, 2026.
(2)Refer to the four projects on the following pages for additional details.
(3)Includes future pipeline projects that are expected to reach anticipated pre-construction milestones, including various phases of entitlement, design, site work and other activities necessary to begin aboveground vertical construction, on April 3, 2026, on a weighted-average real estate investment basis. We will evaluate whether to proceed with future pre-construction and/or construction activities based on leasing demand and market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	46

Capitalization of Interest (continued)
June 30, 2025

Key Future Megacampus™ Development Project

ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – TANFORAN | SOUTH SAN FRANCISCO

Future Phases
BART
Caltrain
380

1.9M RSF
FUTURE
0.4M RSF
OPERATING
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	47

Capitalization of Interest (continued)
June 30, 2025

Key Future Megacampus™ Development Project

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS | GREATER STANFORD

888
Branston Road
Future Phases
825 and 835
Industrial Road
101
Caltrain
OPERATING PROPERTY
FUTURE DEVELOPMENT

0.7M RSF
OPERATING
1.5M RSF
FUTURE
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	48

Capitalization of Interest (continued)
June 30, 2025

Key Active, Committed Near-Term, and Future Megacampus™ Development Project

CAMPUS POINT BY ALEXANDRIA
UNIVERSITY TOWN CENTER

4135 Campus Point Court
OPERATING PROPERTY
ACTIVE, 100% PRE-LEASED COMMITTED NEAR-TERM, AND FUTURE DEVELOPMENT

1.3M RSF
OPERATING
1.4M RSF
ACTIVE/FUTURE
100% Pre-leased
Committed Near-
Term Development
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	49

Capitalization of Interest (continued)
June 30, 2025

Key Active and Future Megacampus™ Development Project

701 Dexter Avenue North
601 Dexter Avenue North
800 Mercer Street
400 Dexter Avenue North
OPERATING PROPERTY
ACTIVE AND FUTURE DEVELOPMENT

1.3M RSF
ACTIVE/FUTURE
0.4M RSF
OPERATING
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	50

Joint Venture Financial Information
June 30, 2025

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,641
99 Coolidge Avenue(1)	Greater Boston	Cambridge/Inner Suburbs	23.1%		116,414
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
285, 299, 307, and 345 Dorchester Avenue	Greater Boston	Seaport Innovation District	40.0%		—	(1)
Alexandria Center® for Science and Technology – Mission Bay(2)	San Francisco Bay Area	Mission Bay	75.0%		1,013,997
601, 611, 651(1), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		874,234
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211 and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	51.5%		285,346
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(1)(3)	San Diego	University Town Center	45.0%	(4)	1,212,414
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(1)(5)	San Diego	Sorrento Mesa	50.0%		816,048
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(6)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East	Seattle	Lake Union	70.0%		206,134
199 East Blaine Street	Seattle	Lake Union	70.0%		115,084
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(1)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(7)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1450 Research Boulevard	Maryland	Rockville	73.2%	(8)	42,012
101 West Dickman Street	Maryland	Beltsville	58.4%	(8)	135,949
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents a property currently under construction or in our future development and redevelopment pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental
Information for additional details.
(2)Includes 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(3)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(4)The noncontrolling interest share of our joint venture partner is anticipated to decrease to 25%, as we expect to fund the majority of future construction costs at the campus until our ownership interest increases from 55% to 75%, after which future capital would be contributed pro-rata with our partner. Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(5)Includes 9605, 9645, 9675, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(6)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(7)In addition to the real estate joint ventures listed, we hold an interest in one insignificant unconsolidated real estate joint venture.
(8)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
June 30, 2025
(In thousands)

	As of June 30, 2025
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$4,250,023	$99,775
Cash, cash equivalents, and restricted cash	144,770	2,917
Other assets	457,402	10,156
Secured notes payable	(35,448)	(67,378)
Other liabilities	(252,979)	(5,236)
Redeemable noncontrolling interests	(9,612)	—
	$4,554,156	$40,234

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2025		June 30, 2025
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total revenues	$117,958	$234,595	$2,688	$5,263
Rental operations	(36,039)	(70,808)	(935)	(1,983)
	81,919	163,787	1,753	3,280
General and administrative	(930)	(1,563)	(62)	(81)
Interest	(330)	(754)	(1,097)	(2,058)
Depreciation and amortization of real estate assets	(36,047)	(69,458)	(942)	(1,996)
Impairment of real estate	—	—	(8,673)	(8,673)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	402	—	—
	$44,813	$92,414	$(9,021)	$(9,528)

Straight-line rent and below-market lease revenue	$6,542	$10,194	$176	$334
Funds from operations(1)	$80,860	$161,872	$594	$1,141

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

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Investments
June 30, 2025
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(loss) and non-real estate investments. Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	June 30, 2025				Year Ended December 31, 2024
	Three Months Ended		Six Months Ended
Realized (losses) gains	$(8,684)	(1)	$9,469	(1)	$59,124	(2)
Unrealized losses	(21,938)	(3)	(90,083)	(4)	$(112,246)	(5)
Investment loss	$(30,622)		$(80,614)		$(53,122)

	June 30, 2025					December 31, 2024
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$183,859		$18,365	$(120,299)	$81,925	$105,667
Entities that report NAV	497,975		97,201	(43,013)	552,163	609,866
Entities that do not report NAV:
Entities with observable price changes	78,105		64,585	(9,156)	133,534	174,737
Entities without observable price changes	432,299		—	—	432,299	400,487
Investments accounted for under the equity method	N/A		N/A	N/A	276,775	186,228
June 30, 2025	$1,192,238	(6)	$180,151	$(172,468)	$1,476,696	$1,476,985

December 31, 2024	$1,207,146		$228,100	$(144,489)	$1,476,985

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

12%
Public
22%
Tenant
88%
Private
78%
Non-Tenant
(1)Consists of realized gains of $30.5 million and $59.9 million, partially offset by impairment charges of $39.2 million and $50.4 million during the three and six months ended June 30, 2025, respectively.
(2)Consists of realized gains of $117.2 million, partially offset by impairment charges aggregating $58.1 million during the year ended December 31, 2024.
(3)Consists of unrealized gains of $12.5 million primarily resulting from the increase in fair values of our investments in publicly traded entities and investments in privately held entities that report NAV and $34.4 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the three months ended June 30, 2025.
(4)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the six months ended June 30, 2025.
(5)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the year ended December 31, 2024.
(6)Represents 2.7% of gross assets as of June 30, 2025. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

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Balance Sheet
June 30, 2025

PERCENTAGE OF DEBT MATURING THROUGH 2027	PERCENTAGE OF FIXED-RATE DEBT SINCE 2021(2)
9%	97.2%
One of the Lowest Debt Maturities for 2025–2027 Among S&P 500 REITs(3)

REMAINING DEBT TERM (IN YEARS)	DEBT INTEREST RATE
12.0	4.01%
WEIGHTED AVERAGE
TOP
10%
Baa1
Stable
BBB+
Stable
CREDIT RATING
RANKING AMONG ALL
PUBLICLY TRADED
U.S. REITS(1)
ALEXANDRIA CONTINUES TO HAVE A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY
As of June 30, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of June 30, 2025.
(2)Represents the quarterly average percentage fixed-rate debt as of each quarter end from January 1, 2021 through June 30, 2025.
(3)Sources: J.P. Morgan, “REIT Detailed Debt Maturities as of March 31, 2025” or company filings as of March 31, 2025, except ARE, which is as of June 30, 2025.

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Key Credit Metrics
June 30, 2025

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$4.6B

$5,000
$5,000
$5,000
No outstanding balance
$1,100
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/24
6/30/25
12/31/25 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$3,900
Cash, cash equivalents, and restricted cash	528
Availability under our secured construction loan	42
Investments in publicly traded companies	82
Liquidity as of June 30, 2025	$4,552

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

4.0x to 4.5x

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Quarter annualized.

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Summary of Debt
June 30, 2025
(Dollars in millions)

Weighted-Average Remaining Term of 12.0 Years
(1)We expect to have limited borrowings outstanding on our unsecured senior line of credit and commercial paper program by the end of 2025. We expect to reduce the outstanding balance with proceeds from our 2025 dispositions.
(2)Refer to footnotes 2 through 4 on page 57 under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
June 30, 2025

ALEXANDRIA HAS THE LONGEST WEIGHTED-AVERAGE REMAINING DEBT TERM
AMONG S&P 500 REITS AT 2X THE AVERAGE DEBT TERM FOR THESE REITS

14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
12.0
4.0 4.4 4.5 4.5 4.5 4.6 4.9 5.0 5.2 5.4 5.4 5.4 5.5 5.7 6.0 6.0 6.1 6.7 6.8 7.0 7.0 7.2 7.2 7.7 8.2 9.0
SBAC DLR DOC BXP EXR IRM UDR HST VTR INVH CPT WELL O AMT FRT CCI VICI ESS AVB EQIX MAA EQR REG SPG KIM PLD ARE

WEIGHTED-AVERAGE REMAINING DEBT TERM (IN YEARS)

5.9 Years
Average Debt Term
of S&P 500 REITs
as of March 31, 2025

Sources: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for PSA) as of March 31, 2025, except for ARE, which is as of June 30, 2025.

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Summary of Debt (continued)
June 30, 2025
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured note payable	$—	$153,500	$153,500	1.2%	7.16%	1.4
Unsecured senior notes payable	12,042,607	—	12,042,607	90.5	3.90	12.8
Unsecured senior line of credit(2) and commercial paper program(3)	—	1,097,993	1,097,993	8.3	4.71	4.6	(4)
Total/weighted average	$12,042,607	$1,251,493	$13,294,100	100.0%	4.01%	12.0	(4)
Percentage of total debt	90.6%	9.4%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of June 30, 2025, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.855%. As of June 30, 2025, we had $1.1 billion of commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 11.6 years. The commercial paper notes sold during the six months ended June 30, 2025 were issued at a weighted-average yield to maturity of 4.67% and had a weighted-
average maturity term of 16 days.

	Average Debt Outstanding		Weighted-Average Interest Rate
	June 30, 2025		June 30, 2025
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Long-term fixed-rate debt	$12,314,715	$12,374,695	3.88%	3.85%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	926,720	651,302	4.70	4.65
Blended-average interest rate	13,241,435	13,025,997	3.94	3.89
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.13	0.14
Total/weighted average	$13,241,435	$13,025,997	4.07%	4.03%

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Summary of Debt (continued)
June 30, 2025
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	June 30, 2025	Requirement	June 30, 2025

Total Debt to Total Assets	≤ 60%	31%	≤ 60.0%	32.2%
Secured Debt to Total Assets	≤ 40%	0.4%	≤ 45.0%	0.3%
Consolidated EBITDA to Interest Expense	≥ 1.5x	10.6x	≥ 1.50x	3.71x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	309%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	9.30x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	6.34%	$26,750	$19,081	58.4%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	6.40%	13,000	8,965	73.2%
1655 and 1725 Third Street	2/10/35	6.37%		6.44%	500,000	496,709	10.0%
					$539,750	$524,755

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of June 30, 2025.
(3)This loan is subject to a fixed SOFR floor of 0.75%.

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Summary of Debt (continued)
June 30, 2025
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
						2025	2026	2027	2028	2029	Thereafter
Secured note payable
Greater Boston(3)	SOFR+2.70%	7.16%		11/19/26	(3)	$—	$153,624	$—	$—	$—	$—	$153,624	$(124)	$153,500

Unsecured senior line of credit and commercial paper program(4)	(4)	4.71	(4)	1/22/30	(4)	—	—	—	—	—	1,100,000	1,100,000	(2,007)	1,097,993
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	300,000	—	—	—	—	300,000	(284)	299,716
Unsecured senior notes payable	3.80%	3.96		4/15/26		—	350,000	—	—	—	—	350,000	(408)	349,592
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	350,000	—	—	—	350,000	(812)	349,188
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	425,000	—	—	425,000	(1,100)	423,900
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	300,000	—	300,000	(916)	299,084
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	400,000	—	400,000	(1,860)	398,140
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000	450,000	(1,872)	448,128
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000	700,000	(4,339)	695,661
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(4,027)	745,973
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(6,506)	893,494
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(6,675)	993,325
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(6,857)	793,143
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(4,730)	495,270
Unsecured senior notes payable	5.50%	5.66		10/1/35		—	—	—	—	—	550,000	550,000	(6,624)	543,376
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(3,939)	396,061
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,814)	297,186
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000	700,000	9,916	709,916
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000	850,000	(11,034)	838,966
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(13,450)	986,550
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,482)	492,518
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,580)	593,420
Unsecured debt weighted-average interest rate/ subtotal		3.97				—	650,000	350,000	425,000	700,000	11,100,000	13,225,000	(84,400)	13,140,600
Weighted-average interest rate/total		4.01%				$—	$803,624	$350,000	$425,000	$700,000	$11,100,000	$13,378,624	$(84,524)	$13,294,100

Balloon payments						$—	$803,624	$350,000	$425,000	$700,000	$11,100,000	$13,378,624	$—	$13,378,624
Principal amortization						—	—	—	—	—	—	—	(84,524)	(84,524)
Total debt						$—	$803,624	$350,000	$425,000	$700,000	$11,100,000	$13,378,624	$(84,524)	$13,294,100
Fixed-rate debt						$—	$650,000	$350,000	$425,000	$700,000	$10,000,000	$12,125,000	$(82,393)	$12,042,607
Variable-rate debt						—	153,624	—	—	—	1,100,000	1,253,624	(2,131)	1,251,493
Total debt						$—	$803,624	$350,000	$425,000	$700,000	$11,100,000	$13,378,624	$(84,524)	$13,294,100
Weighted-average stated rate on maturing debt						N/A	3.78%	3.95%	3.95%	3.50%	3.88%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture for 99 Coolidge Avenue, where we have a 76.9% interest. As of June 30, 2025, this joint venture has $41.7 million available under existing lender commitments. We expect to repay the entire $153.5 million balance in August 2025.
(4)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of debt” for additional details.

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Definitions and Reconciliations
June 30, 2025

This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Net (loss) income	$(62,189)	$38,662	$(16,095)	$213,603	$94,049
Interest expense	55,296	50,876	55,659	43,550	45,789
Income taxes	1,020	1,145	1,855	1,877	1,182
Depreciation and amortization	346,123	342,062	330,108	293,998	290,720
Stock compensation expense	12,530	10,064	12,477	15,525	14,507
Gain on sales of real estate	—	(13,165)	(101,806)	(27,114)	—
Unrealized losses (gains) on non-real estate investments	21,938	68,145	79,776	(2,610)	64,238
Impairment of real estate	129,606	32,154	186,564	5,741	30,763
Impairment of non-real estate investments	39,216	11,180	20,266	10,338	12,788
Increase (decrease) in provision for expected credit losses on financial instruments	—	285	(434)	—	—
Adjusted EBITDA	$543,540	$541,408	$568,370	$554,908	$554,036

Total revenues	$762,040	$758,158	$788,945	$791,607	$766,734

Adjusted EBITDA margin	71%	71%	72%	70%	72%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, changes in provision for expected credit losses on financial instruments, and significant termination fees. Adjusted
EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, changes in provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	61

Definitions and Reconciliations (continued)
June 30, 2025

Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, including the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of
100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of June 30, 2025, approximately 91% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. These properties are typically well-located, professionally managed, and well-maintained, offering a wide range of amenities and featuring premium construction materials and finishes. Class A/A+ properties are generally newer or have undergone substantial redevelopment and are generally expected to command higher annual rental rates compared to other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. It is important to note that our definition of property classification may not be directly comparable to other equity REITs.
Credit ratings
Represents the credit ratings assigned by S&P Global Ratings or Moody’s Ratings as of
June 30, 2025. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, as well as property enhancements identified during the underwriting of certain acquired properties. These efforts are primarily concentrated in collaborative Megacampus™ ecosystems within AAA life science innovation clusters, as well as other strategic locations that support innovation and growth. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development or redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-
quality Class A/A+ properties.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

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Definitions and Reconciliations (continued)
June 30, 2025

Development, redevelopment, and pre-construction (continued)
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.
Dividend yield
Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Space Intentionally Blank
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Adjusted EBITDA	$543,540	$541,408	$568,370	$554,908	$554,036

Interest expense	$55,296	$50,876	$55,659	$43,550	$45,789
Capitalized interest	82,423	80,065	81,586	86,496	81,039
Amortization of loan fees	(4,615)	(4,691)	(4,620)	(4,222)	(4,146)
Amortization of debt discounts	(335)	(349)	(333)	(330)	(328)
Cash interest and fixed charges	$132,769	$125,901	$132,292	$125,494	$122,354

Fixed-charge coverage ratio:
– quarter annualized	4.1x	4.3x	4.3x	4.4x	4.5x
– trailing 12 months	4.3x	4.4x	4.5x	4.5x	4.6x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

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Definitions and Reconciliations (continued)
June 30, 2025

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairments of real estate primarily consisting of right-of-use assets and pre-acquisition costs related to projects that we decided to no longer pursue, gains or losses on early extinguishment of debt, changes in the provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards with nonforfeitable dividends using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards with nonforfeitable dividends by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)
The following table reconciles net income (loss) to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2025		June 30, 2025
(In thousands)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net income (loss)	$44,813	$92,414	$(9,021)	$(9,528)
Depreciation and amortization of real estate assets	36,047	69,458	942	1,996
Impairment of real estate	—	—	8,673	8,673
Funds from operations	$80,860	$161,872	$594	$1,141
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Total assets	$37,623,629	$37,600,428	$37,527,449	$38,488,128	$37,847,865
Accumulated depreciation	6,146,378	5,886,561	5,625,179	5,624,642	5,457,414
Gross assets	$43,770,007	$43,486,989	$43,152,628	$44,112,770	$43,305,279

Incremental annual net operating income on development and redevelopment projects
Incremental annual net operating income represents the amount of net operating income, on an annual basis, expected to be realized upon a project being placed into service and achieving full occupancy. Incremental annual net operating income is calculated as the initial stabilized yield multiplied by the project’s total cost at completion.
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-
funded and tenant-built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

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Definitions and Reconciliations (continued)
June 30, 2025

Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended June 30, 2025, as reported by Bloomberg Professional Services.
Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.
Investments in real estate
The following table reconciles our investments in real estate as of June 30, 2025:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$38,306,978
Less: accumulated depreciation	(6,146,378)
Investments in real estate	$32,160,600
The following table presents our new Class A/A+ development and redevelopment pipeline, excluding properties held for sale, as a percentage of gross assets and as a percentage of annual rental revenue as of June 30, 2025:

		Percentage of
(Dollars in thousands)	Book Value	Gross Assets	Annual Rental Revenue
Under construction and committed near-term projects	$3,806,346	9%	—%
Income-producing/potential cash flows/covered land play(1)	3,183,092	7	1
Land	1,553,645	4	—
	$8,543,083	20%	1%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

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Definitions and Reconciliations (continued)
June 30, 2025

Investments in real estate (continued)
The square footage presented in the table below is classified as operating as of June 30,
2025. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-
time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2025	2026	Thereafter(1)	Total
Committed near-term project:
Campus Point by Alexandria/University Town Center	Dev	—	—	52,620	52,620
Future projects:
446, 458, 500, and 550 Arsenal Street/Cambridge/ Inner Suburbs	Dev	—	—	365,898	365,898
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
2100 and 2200 Geng Road/Greater Stanford	Dev	—	—	62,526	62,526
960 Industrial Road/Greater Stanford	Dev	—	—	112,590	112,590
Campus Point by Alexandria/University Town Center	Dev	—	—	96,805	96,805
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	555,754	555,754
410 West Harrison Street/Elliott Bay	Dev	—	—	17,205	17,205
Other/Seattle	Dev	—	—	63,057	63,057
100 Capitola Drive/Research Triangle	Dev	—	—	34,527	34,527
1001 Trinity Street and 1020 Red River Street/Austin	Dev/ Redev	198,972	—	—	198,972
Canada	Redev	—	—	247,743	247,743
		198,972	—	2,326,886	2,525,858
Total		198,972	—	2,379,506	2,578,478

(1)Includes vacant square footage as of June 30, 2025.
Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, which are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
June 30, 2025

Key items included in net income attributable to Alexandria’s common stockholders
We present a tabular comparison of items, whether gain or loss, that may facilitate a high-
level understanding of our results and provide context for the disclosures included in this Supplemental
Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form
10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of assets classified as held for sale are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions.
Impairments of non-real estate investments and changes in the provision for expected credit losses on financial instruments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.
Megacampus™
A Megacampus ecosystem is a cluster campus that consist of approximately 1 million RSF or greater, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and development and redevelopment pipeline RSF as of June 30, 2025:

(Dollars in thousands)	Annual Rental Revenue	Development and Redevelopment Pipeline RSF
Megacampus	$1,570,877	20,370,529
Core and non-core	510,353	7,108,567
Total	$2,081,230	27,479,096

Megacampus as a percentage of annual rental revenue and of total development and redevelopment pipeline RSF	75%	74%
Net cash provided by operating activities after dividends
Net cash provided by operating activities after dividends is reduced by distributions to noncontrolling interests and excludes changes in operating assets and liabilities as they represent timing differences.
Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of
Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted
EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Secured notes payable	$153,500	$150,807	$149,909	$145,000	$134,942
Unsecured senior notes payable	12,042,607	12,640,144	12,094,465	12,092,012	12,089,561
Unsecured senior line of credit and commercial paper	1,097,993	299,883	—	454,589	199,552
Unamortized deferred financing costs	78,574	80,776	77,649	79,610	81,942
Cash and cash equivalents	(520,545)	(476,430)	(552,146)	(562,606)	(561,021)
Restricted cash	(7,403)	(7,324)	(7,701)	(17,031)	(4,832)
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$12,844,726	$12,687,856	$11,762,176	$12,191,574	$11,940,144

Adjusted EBITDA:
– quarter annualized	$2,174,160	$2,165,632	$2,273,480	$2,219,632	$2,216,144
– trailing 12 months	$2,208,226	$2,218,722	$2,228,921	$2,184,298	$2,122,250

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.9x	5.9x	5.2x	5.5x	5.4x
– trailing 12 months	5.8x	5.7x	5.3x	5.6x	5.6x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, impairment of non-real estate investments, and provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

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Definitions and Reconciliations (continued)
June 30, 2025

Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	6/30/25	6/30/24	6/30/25	6/30/24
Net (loss) income	$(62,189)	$94,049	$(23,527)	$313,225

Equity in losses (earnings) of unconsolidated real estate joint ventures	9,021	(130)	9,528	(285)
General and administrative expenses	29,128	44,629	59,803	91,684
Interest expense	55,296	45,789	106,172	86,629
Depreciation and amortization	346,123	290,720	688,185	578,274
Impairment of real estate	129,606	30,763	161,760	30,763
Gain on sales of real estate	—	—	(13,165)	(392)
Investment loss	30,622	43,660	80,614	376
Net operating income	537,607	549,480	1,069,370	1,100,274
Straight-line rent revenue	(18,536)	(48,338)	(40,559)	(96,589)
Amortization of deferred revenue related to tenant- funded and -built landlord improvements	(2,401)	—	(4,052)	—
Amortization of acquired below-market leases	(10,196)	(22,515)	(25,418)	(52,855)
Provision for expected credit losses on financial instruments	—	—	285	—
Net operating income (cash basis)	$506,474	$478,627	$999,626	$950,830

Net operating income (cash basis) – annualized	$2,025,896	$1,914,508	$1,999,252	$1,901,660

Net operating income (from above)	$537,607	$549,480	$1,069,370	$1,100,274
Total revenues	$762,040	$766,734	$1,520,198	$1,535,842
Operating margin	71%	72%	70%	72%
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, and changes in the provision for expected credit losses on financial instruments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and tenant-built landlord improvements.
Net operating income, net operating income (cash basis), and operating margin (continued)
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt and changes in provision for expected credit losses on financial instruments, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases;
contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and
property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

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Definitions and Reconciliations (continued)
June 30, 2025

Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the six months ended June 30, 2025:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2024	Properties
99 Coolidge Avenue	1	840 Winter Street	1
500 North Beacon Street and 4 Kingsbury Avenue	2	Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6

1450 Owens Street	1		7
10935, 10945, and 10955 Alexandria Way	3	Acquisitions after January 1, 2024	Properties
		Other	3
10075 Barnes Canyon Road	1		3
421 Park Drive	1	Unconsolidated real estate JVs	4
4135 Campus Point Court	1	Properties held for sale	8
701 Dexter Avenue North	1	Total properties excluded from same properties	55
	11
Development – placed into		Same properties	329
service after January 1, 2024	Properties	Total properties in North America as of June 30, 2025	384
9810 Darnestown Road	1
9820 Darnestown Road	1
1150 Eastlake Avenue East	1
4155 Campus Point Court	1
201 Brookline Avenue	1
9808 Medical Center Drive	1
230 Harriet Tubman Way	1
	7
Redevelopment – under construction	Properties
40, 50, and 60 Sylvan Road	3
269 East Grand Avenue	1
651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
311 Arsenal Street	1
One Hampshire Street	1
Canada	4
Other	2
	15

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Definitions and Reconciliations (continued)
June 30, 2025

Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Income from rentals	$737,279	$743,175	$763,249	$775,744	$755,162	$1,480,454	$1,510,713
Rental revenues	(553,377)	(552,112)	(566,535)	(579,569)	(576,835)	(1,105,489)	(1,158,235)
Tenant recoveries	$183,902	$191,063	$196,714	$196,175	$178,327	$374,965	$352,478

Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.
Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Unencumbered net operating income	$535,766	$530,691	$547,921	$553,589	$544,268
Encumbered net operating income	1,841	1,072	592	4,753	5,212
Total net operating income	$537,607	$531,763	$548,513	$558,342	$549,480
Unencumbered net operating income as a percentage of total net operating income	99.7%	99.8%	99.9%	99.1%	99.1%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
June 30, 2025

Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our development and redevelopment projects, and for general working capital purposes. While the Forward Agreements are outstanding, we are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method. Under this method, we also include the dilutive effect of unvested restricted stock awards (“RSAs”) with forfeitable dividends in the calculation of diluted shares.
The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with unvested RSAs with nonforfeitable dividends used in calculating amounts allocable to these awards pursuant to the two-class method for each of the respective periods presented below.

	Three Months Ended					Six Months Ended
(In thousands)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Basic shares for earnings per share	170,135	170,522	172,262	172,058	172,013	170,328	171,981
Unvested RSAs with forfeitable dividends	—	—	—	—	—	—	—
Diluted shares for earnings per share	170,135	170,522	172,262	172,058	172,013	170,328	171,981

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,135	170,522	172,262	172,058	172,013	170,328	171,981
Unvested RSAs with forfeitable dividends	57	77	—	—	—	62	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	170,192	170,599	172,262	172,058	172,013	170,390	171,981

Weighted-average unvested RSAs with nonforfeitable dividends used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	1,998	2,053	2,417	2,838	2,878	2,025	2,933